FORM 8-K

Current Report

Pursuant to Section 13 or 15d of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2004

SPIEGEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16126	36-2593917
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

3500 Lacey Road Downers Grove, IL		60515-5432
(Address of principal executive offices)		(Zip Code)

(630) 986-8800

(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

INTRODUCTORY NOTE

As the Company previously reported, on March 7, 2003, the SEC commenced a civil proceeding against the Company in the U. S. District Court in Chicago (the “Court”) alleging, among other things, that the Company’s public disclosures violated Sections 10(b) and 13(a) of the Securities Exchange Act of 1934. Simultaneous with the filing of the SEC’s complaint, the Company announced that it had entered into a consent and stipulation with the SEC resolving, in part, the claims asserted in the SEC action. Solely for purposes of resolving the SEC action, the Company consented to the entry of a partial final judgment, which was entered against the Company on March 18, 2003, and amended on March 27, 2003. Under the terms of the SEC Judgment, the Company agreed, among other things, to the entry of a permanent injunction enjoining any conduct in violation of Sections 10(b) and 13(a) of the Securities Exchange Act of 1934, as amended, and various rules and regulations thereunder. The Company also consented to the appointment of an independent examiner by the court to review its financial records since January 1, 2000, and to provide a report to the court and other parties regarding the Company’s financial condition and financial accounting. The SEC reserved its right to petition the court to require the Company to pay disgorgement, prejudgment interest and civil penalties, or to impose other equitable relief. The Company is cooperating fully with the ongoing SEC investigation.

As a result of the investigation, the Company’s CEO and CFO were not in a position to certify the Company’s financial statements as required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. In addition, the Company’s former outside auditors, KPMG LLP, advised the Company that they would not be able to complete the audit of the Company’s 2002 financial statements until the Company was able to provide the required officer certifications and KPMG LLP had an opportunity to review and consider the report of the independent examiner appointed under the terms of the SEC Judgment.

The report of the independent examiner was issued on September 5, 2003 and delivered to the court on September 12, 2003. The Company filed the report of the independent examiner with the SEC under cover of Form 8-K on September 12, 2003. The independent examiner’s report questions the Company’s accounting policies and procedures regarding among other matters, revenue recognition, its securitization transactions, valuation of its retained interest in its securitization transactions, covenant defaults and internal controls over its credit underwriting process. The report also questions the timeliness and adequacy of the Company’s disclosures about its financial condition and operating results.

The Company’s management is analyzing the findings of the independent examiner’s report. However, the Company can neither provide any guidance as to the impact, if any, on the Company’s financial statements that may result from these analyses nor state with any certainty when the analyses will be completed.

The Court entered an Order on December 4, 2003, granting relief in response to the Company’s motion to modify the Amended Partial Final Judgment and Order of Permanent Injunction and Other Equitable Relief (the Amended Partial Final Judgment) entered on March 27, 2003. The Amended Partial Final Judgment was modified previously by the Order Granting Spiegel, Inc. Partial Relief From Permanent Injunction, entered April 15, 2003, which provides, among other things, that the Company would not be in contempt of the Amended Partial Final Judgment as a result of its inability to file its periodic reports with the SEC until after the completion of the report of the Independent Examiner appointed by the Court, but no later than December 3, 2003.

On November 25, 2003, the Company filed with the Court a motion requesting an extension until April 7, 2004, to file its 2002 fiscal year annual report on Form 10-K and its three quarterly reports for the 2003 fiscal year on Forms 10-Q with the Securities and Exchange Commission (SEC). The Order provides that, Spiegel, Inc., and its officers, directors, employees and agents, are not, and will not in the future, be in contempt of the Amended Partial Final Judgment as a result of the Company’s inability to timely file its 2002 Form 10-K and its quarterly reports for the 2003 fiscal year on Forms 10-Q with the SEC. The Order requires that Spiegel, Inc., among other things, continues to comply with the additional reporting obligations on Form 8-K specified in the Order Granting Spiegel, Inc. Partial Relief From Permanent Injunction entered April 15, 2003 and files any past due Form 10-K or Forms 10-Q with the SEC as soon as possible and not later than April 7, 2004. On November 17, 2003, the Company determined to dismiss its independent auditors, KPMG LLP. The Company also announced that it had reached an agreement with BDO Seidman, LLP to serve as its independent public accountants and on December 18, 2003, obtained Bankruptcy Court approval to employ and retain them. Due to the change in the Company’s auditors, the liquidation of the Company’s bank, and other events in the Company’s bankruptcy proceeding, the Company will not be able to comply with the Order and is in discussions with the SEC staff to determine an acceptable resolution.

Item 5. Other Events

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

SPIEGEL, INC. AND SUBSIDIARIES

DEBTORS-IN-POSSESSION

CONSOLIDATED BALANCE SHEET

($000s omitted, except share and per share amounts)

January 3, 2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$210,125
Receivables, net	70,582
Inventories	248,814
Prepaid expenses and other current assets	61,554
Refundable income taxes	87
Assets held for sale	20,370
Assets of discontinued operations	70,356

Total current assets	681,888

Property and equipment, net	197,543
Intangible assets, net	135,608
Other assets	30,107

Total assets	$1,045,146

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Secured debt	$48,000
Accounts payable and accrued expenses	272,016
Liabilities of discontinued operations	71,723

Total current liabilities	391,739

Deferred lease obligation	13,208

Total liabilities not subject to compromise	404,947
Liabilities subject to compromise	1,461,284

Total liabilities	1,866,231

STOCKHOLDERS’ DEFICIT:
Class A non-voting common stock, $1.00 par value; 16,000,000 authorized shares; 14,945,144 shares issued and outstanding	14,945
Class B voting common stock, $1.00 par value; 121,500,000 authorized shares; 117,009,869 shares issued and outstanding	117,010
Additional paid-in capital	329,489
Accumulated other comprehensive loss	(24,808)
Accumulated deficit	(1,257,721)

Total stockholders’ deficit	(821,085)

Total liabilities and stockholders’ deficit	$1,045,146

See accompanying notes to consolidated financial statements.

SPIEGEL, INC. AND SUBSIDIARIES

DEBTORS-IN-POSSESSION

CONSOLIDATED STATEMENT OF OPERATIONS

($000s omitted, except share and per share amounts)

For the year ended January 3, 2004
NET SALES AND OTHER REVENUE
Net sales	$1,766,585
Other revenue	181,411

1,947,996
COST OF SALES AND OPERATING EXPENSES
Cost of sales, including buying and occupancy expenses	1,102,580
Selling, general and administrative expenses	938,785

2,041,365
Operating loss	(93,369)
Interest expense (contractual interest for the 53 weeks ended January 3, 2004 was $100,080)	14,703

Loss from continuing operations before reorganization items	(108,072)
Reorganization items, net	(163,499)

Loss from continuing operations	(271,571)
Discontinued operations
Loss from operations (net of tax benefit of $0)	(51,800)

Net loss	$(323,371)

LOSS PER COMMON SHARE
Loss per common share from continuing operations
Basic and diluted	$(2.06)
Loss from discontinued operations
Basic and diluted	(0.39)

Net loss per common share
Basic and diluted	$(2.45)

Weighted average number of common shares outstanding:
Basic and diluted	131,955,013

See accompanying notes to consolidated financial statements.

SPIEGEL, INC. AND SUBSIDIARIES

DEBTORS-IN-POSSESSION

CONSOLIDATED STATEMENT OF CASH FLOWS

($000s omitted)

For the year ended January 3, 2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(323,371)
Adjustments to reconcile net loss to net cash provided by operating activities:
Reorganization items, net	163,499
Depreciation and amortization	81,205
Changes in assets and liabilities:
Increase in receivables, net	(24,394)
Decrease in inventories	177,068
Decrease in prepaid expenses	10,062
Increase in accounts payable and accrued expenses	19,379
Increase in refundable income taxes, net	(278)
Increase in net assets of discontinued operations	(10,618)

Net cash provided by operating activities before reorganization items	92,552

Net cash used for reorganization items (primarily for professional fees)	(27,642)

Net cash provided by operating activities	64,910

CASH FLOWS FROM INVESTING ACTIVITIES
Net additions to property and equipment	(3,837)
Decrease in other assets	9

Net cash used in investing activities	(3,828)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(9,043)

Effect of exchange rate changes on cash	290

Net change in cash and cash equivalents	52,329

Cash and cash equivalents at beginning of year	157,796

Cash and cash equivalents at end of year	$210,125

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$20,094

Income taxes	$1,888

See accompanying notes to consolidated financial statements.

SPIEGEL, INC. AND SUBSIDIARIES

DEBTORS-IN-POSSESSION

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

($000s omitted)

	Total	Class A non-voting common stock	Class B voting common stock	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss
BALANCES AT DECEMBER 28, 2002	$(508,537)	$14,945	$117,010	$329,489	$(934,350)	$(35,631)

Comprehensive loss:
Net loss	(323,371)	—	—	—	(323,371)	—
Realized loss on derivatives	6,933	—	—	—	—	6,933
Foreign currency translation adjustment	3,080	—	—	—	—	3,080
Minimum pension liability adjustment	810	—	—	—	—	810

Total comprehensive loss	(312,548)
BALANCES AT JANUARY 3, 2004	$(821,085)	$14,945	$117,010	$329,489	$(1,257,721)	$(24,808)

See accompanying notes to consolidated financial statements.

SPIEGEL, INC. AND SUBSIDIARIES

DEBTORS-IN POSSESSION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($000s omitted, except share and per share amounts)

1. NATURE OF OPERATIONS AND BANKRUPTCY PROCEEDINGS

Spiegel, Inc. and subsidiaries (the “Company”), through its merchant operations, is an international specialty retailer marketing fashionable apparel and home furnishings through catalogs, e-commerce sites and more than 450 specialty retail and outlet stores as of January 3, 2004. In early 2003, the Company ceased all of its credit card operations that had offered private-label credit programs to customers of the Company’s merchant operations and marketed various bankcard credit programs nationwide through its special-purpose bank. See Note 3 for further description of these discontinued operations.

In February 2002, the Company, together with the lending institutions under its $750 ,000 revolving credit agreement, determined that a material adverse change had occurred due to the Company’s operating performance in the fourth quarter of 2001 and the estimated loss recorded on the expected sale of the bankcard segment. Accordingly, on February 18, 2002, the borrowing capacity on the credit facility was capped at $700,000, which represented the borrowings outstanding on that date. Additionally, for the reporting period ended 2001, the Company was in default of the financial and other covenants under the credit agreement and its other non-affiliate loan agreements.

A principal source of liquidity for the Company had been its ability to securitize substantially all of the credit card receivables that it generated. As further described in Note 3, in March 2003, a Pay Out Event occurred on all six series of the Company’s asset backed securitizations, thereby limiting the Company’s ability to continue to securitize new credit card receivables. The Company was unable to secure alternative sources of financing from its existing lenders or other third parties to provide adequate liquidity to fund the Company’s operations.

As a result, on March 17, 2003, Spiegel, Inc. and 19 of its direct and indirect domestic subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. The reorganization is being jointly administered under the caption “In re: Spiegel, Inc., et al., Case No. 03-11540 (CB),” referred to collectively as the Chapter 11 case. Spiegel, Inc. and its Chapter 11 debtor subsidiaries are currently operating their businesses and managing their properties and assets as debtors-in-possession under the Bankruptcy Code. During the Chapter 11 case, the Company and its Chapter 11 debtor subsidiaries will continue to operate their businesses in the ordinary course, however, the Company and its Chapter 11 debtor subsidiaries may not engage in transactions outside the ordinary course of their businesses without the approval of the Bankruptcy Court.

Most of the Company’s subsidiaries in its credit card operations were not included in the Chapter 11 case. These operations are currently in liquidation, as more fully described in Note 3.

On March 17, 2003, the Bankruptcy Court gave interim approval for $150,000 of a $400,000 senior secured debtor-in-possession financing facility (the “DIP Facility”) from Bank of America, N.A., Fleet Retail Finance, Inc. and The CIT Group/Business Credit, Inc. On April 30, 2003, the Bankruptcy Court granted final approval for the total amount, which was later reduced to $350,000. The DIP Facility will be used to supplement the Company’s existing cash flow during the reorganization process. See Note 9.

In July 2003, the Company received Bankruptcy Court approval to implement a Key Employee Retention Plan (the “KERP”), which provides for cash incentives and enhanced severance payments to certain members of the management team and other employees. The KERP is intended to encourage employees to continue their employment with the Company through the reorganization process. The Company has finalized and implemented the KERP.

As a result of the Chapter 11 filing, the realization of assets and satisfaction of liabilities, without substantial adjustments and/or changes in ownership, are subject to uncertainty. While operating as debtors-in-possession under the protection of Chapter 11 of the Bankruptcy Code and subject to approval of the Bankruptcy Court or otherwise as permitted in the ordinary course of business, the Company and its Chapter 11 debtor subsidiaries, or some of them, may sell or otherwise dispose of assets and liquidate or settle liabilities for some amounts other than those reflected in the consolidated financial statements. Further, a plan of reorganization could materially change the amounts and classifications in the historical consolidated financial statements.

In order to emerge from Chapter 11, the Bankruptcy Court must confirm a plan of reorganization and the Company and its Chapter 11 debtor subsidiaries must consummate such a plan. Although the Company and its Chapter 11 debtor subsidiaries expect to file a plan or plans of reorganization providing for emergence from Chapter 11, they cannot assure investors that any plan of reorganization will be proposed, confirmed or ultimately consummated. The Company and its Chapter 11 debtor subsidiaries initially have the exclusive right to file a plan of reorganization for 120 days after filing the Chapter 11 case. The Company has requested and been granted extensions of the period in which it has the exclusive right to file a plan of reorganization. Most recently, on February 10, 2004, the Company obtained an extension of this exclusive period until May 10, 2004, and the Company has reserved its right to seek additional extensions of this period. If the Company and its Chapter 11 debtor subsidiaries fail to file a plan of reorganization during this period and thereafter the creditors do not approve the plan prior to the date that is sixty days after the termination of this period, or if the Company does not obtain an additional extension of exclusivity or time, then any party-in-interest may then file its own plan of reorganization.

The matters described above raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. The Company’s consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applicable to a going concern, which contemplate, among other things, realization of assets and payment of liabilities in the normal course of business and in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position No. 90-7 (“SOP 90-7”), “Financial Reporting by Entities in Reorganization under the Bankruptcy Code.” Accordingly, all pre-petition liabilities subject to compromise have been segregated in the consolidated balance sheet and classified as liabilities subject to compromise, at the estimated amount of allowable claims. Liabilities not subject to compromise are separately classified as current and non-current. Revenues, expenses, realized gains and losses, and provisions for losses resulting from the reorganization are reported separately as reorganization items, net in the consolidated statement of operations. The eventual outcome of the Chapter 11 case is not presently determinable. As a result, the consolidated financial statements do not give effect to any adjustments relating to the recoverability and classification of assets, the amount and classification of liabilities or the effects on existing stockholders’ deficit that may occur as a result of the Chapter 11 case. The consolidated financial statements also do not give effect to any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company’s ability to continue as a going concern will depend upon, among other things, the confirmation of a plan of reorganization, its compliance with the provisions of the DIP Facility and its ability to generate cash from operations and obtain financing sufficient to satisfy its future obligations. These challenges are in addition to the operational and competitive challenges the Company’s business faces in general. The Company cannot predict at this time the ultimate effect that the Chapter 11 case will have on its operations, particularly the value of its assets, its net sales and its access to, and the cost of, goods sold. Since filing for protection under Chapter 11 of the Bankruptcy Code, the Company has experienced a decrease in assets, an increase in liabilities (including liabilities subject to compromise) and continued decreases in sales and revenues resulting in an increase in loss from continuing operations.

The Company’s reorganization may include the sale of significant assets and/or subsidiaries. The accompanying financial statements do not give effect to potential losses that may occur if any such sale is ultimately consummated. The ultimate timing for the filing of and approval of a reorganization plan is not currently known.

Included below are the unaudited condensed combined balance sheet as of January 3, 2004 and statement of operations for the year then ended of the debtor entities.

Debtors’ Condensed Combined Balance Sheet

Assets:
Current assets	$590,363
Property and equipment, net	197,543
Intangible assets, net	135,608
Other assets	23,606
Investments in and advances to non-debtor subsidiaries, net	24,164

Total assets	$971,284

Liabilities:
Current liabilities	$316,422
Other liabilities	13,208
Liabilities subject to compromise	1,462,739

Total liabilities	1,792,369
Stockholders’ deficit	(821,085)

Total liabilities and stockholders’ deficit	$971,284

Debtors’ Condensed Combined Statement of Operations

For the year ended January 3, 2004

Net sales and other revenue	$1,948,671
Cost of sales and operating expenses	(2,046,344)
Equity in losses of non-debtor subsidiaries	(47,404)

Operating loss	(145,077)
Interest expense	(14,795)
Reorganization items, net	(163,499)

Net loss	$(323,371)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates. The more significant estimates reflected in the financial statements include the valuation of pre-petition liabilities subject to compromise, inventory reserves, valuation of deferred income tax assets and other long-lived assets and return reserves.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Spiegel, Inc. and its majority owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

The Company’s joint venture investments in Germany, Japan, and Great Britain with affiliated companies of Otto (GmbH & Co. KG), hereinafter referred to as “Otto (GmbH & Co. KG)” or “Otto”, a related party, are accounted for using the equity method. The operating results of these entities are not material to the Company.

In fiscal 2001, the Company entered into a 60 percent joint venture investment with Hermes General Service USA, Inc. (“HGS”), an affiliated company of Otto, a related party, forming the limited liability company Spiegel-Hermes General Service, LLC (“SGS”). In January 2003, Spiegel-Hermes General Service, LLC formally changed its name to Spiegel General Service, LLC. The minority interest in SGS is not considered material, and is included in accounts payable and accrued expenses. Related minority interest expense is included in selling, general and administrative expenses. Under the terms of the joint venture agreement, HGS is obligated to make contributions for its share of the losses incurred by SGS during the initial five years of the agreement. In 2000, SGS invested $6,000 for an approximate 19% interest in a returns service company that it accounts for under the cost method.

FISCAL YEAR

The Company’s fiscal year ends on the Saturday closest to December 31. Fiscal year 2003 consisted of 53 weeks and ended on January 3, 2004.

REVENUE RECOGNITION

The Company records revenue at the point of sale for retail and outlet stores and at the time of shipment for catalog and e-commerce sales. Membership fee revenue, aggregating $14,305 for 2003, related to discount clubs offered to customers is recognized in net sales over the term of the membership, which is 12 months. The Company provides for estimated returns at the time of sale based upon projected merchandise returns or membership fee refunds and historical experience. Amounts billed to customers for catalog and e-commerce shipping and handling are recorded as other revenue at the time of shipment.

SHIPPING AND HANDLING COSTS

Shipping and handling costs incurred related to the movement, preparation and shipment of products, including certain overhead costs, are classified as selling, general and administrative expenses. Shipping and handling expense was $137,361 in fiscal 2003. Buying and occupancy costs including the distribution facilities are classified as cost of sales.

CASH AND CASH EQUIVALENTS

Cash equivalents represent short-term, highly liquid investments with original maturities of three months or less.

RECEIVABLES

Receivables primarily consist of trade receivables, including amounts due from credit card companies, net of an allowance for uncollectible amounts which management estimates based on specific identification of known matters affecting its creditors and general historical experience. Also included in receivables as of January 3, 2004, is $15,316 due from Alliance Data Systems (“ADS”), which represents a 20% holdback amount on the outstanding principal portion of credit card receivables of ADS, generated from sales of the Company’s products. Subsequent to ceasing its own credit card operations in early 2003, the Company entered into an agreement with ADS whereby ADS issues and manages private-label credit cards for the Company’s merchant operations. Upon a customer’s use of these credit cards, ADS pays the Company the balance charged less the holdback, which is then paid to the Company upon ADS’ collection from the customer. ADS, under certain limited conditions, may draw upon the holdback, as reimbursement for a portion of its write-offs in connection with customers’ failure to pay their credit card accounts and therefore reduce the amount it owes the Company. Upon the Company’s emergence from Chapter 11, the holdback will be reduced to 10%, and thereafter will be eliminated if the Company satisfies certain financial criteria. The Company assesses the collectibility of this receivable on an ongoing basis based upon the Company’s progress in the Chapter 11 proceeding and the Company’s assessment of achieving certain financial criteria. In the event the agreement is terminated under certain circumstances, the Company is required to purchase a substantial portion of the unpaid and outstanding accounts including outstanding finance charges and fees.

INVENTORIES

Inventories, principally merchandise available for sale, are stated at the lower of cost or market. Cost is determined primarily by the average cost method or by the first-in, first-out method. Market price determinations inherently require management judgment and contains estimates such as the amount of markdowns necessary to clear slow-moving inventory, which may impact the ending inventory valuation as well as gross margins. The Company reviews its reserve for excess and obsolete inventory on an on-going basis to ensure that net inventory values are reflected at the lower of cost or their estimated net realizable value. The total inventory reserve approximated $46,235 as of January 3, 2004.

ADVERTISING COSTS

Costs incurred for the production and distribution of direct response catalogs are capitalized and amortized over the expected lives of the catalogs, which are less than one year. Unamortized costs as of January 3, 2004, were $28,485 and are included in prepaid expenses. All other advertising costs for catalog, e-commerce and retail operations are expensed as incurred. Total advertising expense, including amortization of costs capitalized, was $498,912 in fiscal 2003.

STORE PRE-OPENING COSTS

Pre-opening costs for new stores are charged to operations as incurred and were not material in fiscal 2003.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Depreciable lives range from three to 40 years for buildings and improvements and two to 10 years for equipment, furniture and fixtures. Leasehold improvements are amortized over the lesser of the term of the lease or asset life. The Company accelerated depreciation on certain assets, primarily leasehold improvements, in 2003 to reflect their shorter estimated lives as a result of management’s decision to significantly reduce the space the Company occupies in it headquarters facility.

LONG-LIVED ASSETS

The Company accounts for the impairment of long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment and Disposal of Long-Lived Assets.” This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of carrying amount to the undiscounted future cash flows to be generated by the asset. If the cash flows do not exceed the carrying value of the asset, then the assets are written down if carrying value is greater than fair value. The Company estimates fair values based on sales of similar assets or on discounted cash flows of related future operations. The Company recorded an impairment charge of $6,562 in fiscal 2003, which is included in selling, general and administrative expenses. The 2003 charge related to a distribution center in Virginia dedicated to one of the Company’s merchant operations that continues to be used in that operation. In addition, as part of the reorganization (see Note 6), the Company decided to close another one of its distribution facilities. This facility is reflected in the consolidated balance sheet as an asset held for sale. The Company recorded an impairment charge of $6,160 for the write-down of this facility to its estimated fair market value less costs to sell. Other impairments are also described in Note 6.

INTANGIBLE ASSETS

SFAS No. 142, “Goodwill and Other Intangible Assets,” which superceded APB Opinion No. 17, “Intangible Assets,” establishes financial accounting and reporting standards for acquired goodwill and other intangible assets. Under SFAS No. 142, as of January 1, 2002, goodwill and other intangible assets with indefinite lives are not amortized but rather tested for impairment annually, or more frequently if impairment indicators arise. The Company’s intangible assets with indefinite lives represent goodwill ($76,601) and trademarks ($58,756) from businesses acquired (principally at the Company’s Eddie Bauer merchant operation). Effective at the beginning of fiscal 2002, the Company ceased amortization of goodwill and trademarks upon adoption of SFAS No. 142. Upon adoption of SFAS No. 142, a transitional goodwill impairment test was required. The Company performed its annual impairment test in the fourth quarter of fiscal 2003, which resulted in no impairments.

FOREIGN CURRENCY TRANSLATION

The financial statements of the Company’s Canadian subsidiaries and international joint ventures are translated into U.S. dollars using the exchange rate in effect at the end of the fiscal year for assets and liabilities and at the average exchange rates in effect during the period for results of operations and cash flows. The related unrealized gains or losses resulting from translation are reflected as a component of accumulated other comprehensive loss in stockholders’ deficit in the consolidated balance sheet. Foreign currency transaction gains and losses are included in selling, general and administrative expenses in the consolidated statement of operations as incurred and were not material for fiscal 2003.

DERIVATIVE FINANCIAL INSTRUMENTS

SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended, establishes accounting and reporting standards for derivative instruments and for hedging activities. All derivative financial instruments, such as interest rate swap agreements and foreign currency forward contracts, are required to be recorded on the balance sheet at fair value. If the derivative is designated as a cash flow hedge, the effective portion of changes in the fair value of the derivative are recorded in accumulated other comprehensive loss and are recognized in the income statement when the hedged item affects earnings. Ineffective portions of changes in the fair value of cash flow hedges are recognized in earnings immediately.

As a result of the Company’s bankruptcy filing, all of the Company’s derivative financial instruments were deemed ineffective, and as such, the Company recognized in the second quarter of 2003, in the consolidated statement of operations, expenses of approximately $6,960, which have been included in reorganization items, net (see Note 6). Losses related to these cash flow hedges were previously included in accumulated other comprehensive loss in the stockholders’ deficit section of the Consolidated Balance Sheet. As of January 3, 2004, these derivative financial instruments totaling approximately $6,960 are reflected in liabilities subject to compromise and represent the fair value of the derivative financial instruments as of March 17, 2003.

Historically, the Company has used derivative financial instruments primarily to manage the risk that changes in interest rates will affect the amount of its future interest payments and, to a lesser extent, to manage risk associated with future cash flows in foreign currencies. The Company did not enter into derivative financial instruments for any purpose other than cash flow hedging purposes. The Company did not use derivative financial instruments for trading or other speculative purposes. As of January 3, 2004, the Company had no derivative financial instruments (other than those described above).

The Company is subject to foreign currency exchange rate risk related to its Canadian operations, as well as its joint venture investments in Germany and Japan. The Company occasionally enters into foreign currency forward contracts to minimize the variability caused by foreign currency risk related to certain forecast semiannual transactions with the joint ventures that are denominated in foreign currencies. The principal currency hedged is the Japanese yen. As of January 3, 2004, the Company did not have any foreign currency forward contracts outstanding.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Other than as may be ultimately determined under bankruptcy proceedings for pre-petition liabilities, the carrying amounts of financial instruments approximate fair value due to the short-term maturities of these instruments.

SYSTEMS DEVELOPMENT COSTS

Significant systems development costs are capitalized and amortized on a straight-line basis over the useful life of the asset, not to exceed three years. Costs, net of accumulated amortization, included in other assets as of January 3, 2004, were $9,653. Related amortization expense recognized in fiscal 2003 was $8,589. Costs capitalized in 2003 were $1,059.

DEFERRED LEASE OBLIGATIONS

Certain of the Company’s occupancy leases provide for uneven minimum lease payments that increase over time. The Company records an equal amount of lease expense each year with the difference between that expense and the annual payments resulting in deferred lease obligations.

EMPLOYEE PENSION PLANS

The Company policy is, at a minimum, to fund the pension plans to meet the requirements of the Employee Retirement Income Security Act of 1974 (ERISA). See Note 10.

STOCK-BASED COMPENSATION

The Company has elected to account for stock option plans under the recognition and measurement principles of APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and related Interpretations. No compensation expense has been recognized for the stock option activity. The effect on net loss and net loss per share for fiscal year 2003 if the Company had applied the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation”, to stock-based employee compensation would not be material because the Company has not issued stock options since 2000.

INCOME TAXES

Deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and net operating loss and other tax credit carryforwards. These items are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company is included in the consolidated federal income tax return of Spiegel, Inc.’s majority shareholder, Spiegel Holdings, Inc. Pursuant to a tax reimbursement agreement with Spiegel Holdings, Inc., the Company records provisions for income tax expense (benefit) as if it were a separate taxpayer. In accordance with SFAS No. 109 “Accounting for Income Taxes,” the Company has recorded a full valuation allowance on its net deferred income tax assets as realization of such assets in future years is uncertain. See Note 12.

EARNINGS (LOSS) PER COMMON SHARE

Basic earnings (loss) per common share (“EPS”) is computed by dividing net earnings (loss) by the weighted average number of both classes of common shares outstanding during the year. Diluted EPS is computed in a manner consistent with that of basic EPS while giving effect to all potentially dilutive employee stock options that were outstanding during the period using the treasury stock method. Both classes of common stock have similar dividend and liquidation rights.

The computation of diluted EPS excludes options to purchase 163,300 shares of common stock that were outstanding at the end of fiscal 2003 because the options’ exercise prices were greater than the average market price of the common shares.

3. DISCONTINUED OPERATIONS

Historically, the operating results for the Company were reported for two segments: merchandising and bankcard. The merchandising segment included an aggregation of the Company’s three merchant divisions and the private-label credit card operation. The bankcard segment included primarily the bankcard operations of First Consumers National Bank (“FCNB”), the Company’s special purpose bank, and its subsidiary. In the fourth quarter of fiscal 2001, the Company formalized a plan to sell the bankcard segment. Accordingly, pursuant to the then-existing accounting and reporting rules under APB No. 30, “Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions” the results of this business have been classified as discontinued operations since 2001. Under those rules, in 2001, the Company established a reserve for all estimated future losses of the bankcard operations. That reserve was adjusted in 2002 based on events and circumstances described below that were not anticipated when the original reserve was established. Interest expense was allocated to discontinued operations based upon debt that could be specifically attributed to the credit card operations and amounted to $14,165 in 2003.

Additionally, as a result of the impacts of the Pay Out Events described below, the Company decided in 2003 to cease all of its private-label credit card operations. Pursuant to the current accounting and reporting rules under SFAS No. 144, the private-label credit card operations have also been reflected as discontinued operations.

Liquidation of FCNB. On May 15, 2002, FCNB entered into an agreement with the Office of the Comptroller of the Currency (the “OCC”). The agreement calls for FCNB to comply with certain requirements and restrictions regarding its bankcard business, and on November 27, 2002, the OCC approved a disposition plan for the bank. Under the terms of this plan, if FCNB did not receive an acceptable offer to buy the bankcard portfolio by January 2003, it was required to implement plans to liquidate its bankcard portfolio. On February 14, 2003, the Company received a letter from the OCC requiring FCNB to immediately begin the process of liquidating the bankcard receivables portfolio and indicating the steps it must take to do so. On March 7, 2003, FCNB discontinued charging privileges on all MasterCard and Visa bankcards issued by FCNB to its customers and began the liquidation process required by the OCC.

On March 14, 2003, the OCC commenced a cease and desist proceeding against FCNB and issued a temporary cease and desist order indicating, among other things, that FCNB should cease performing its duties as servicer of the bankcard and private-label receivables securitizations as soon as practicable. In response to the temporary OCC order, MBIA Insurance Corporation (“MBIA”), the insurer for two of the three private-label series of securitizations, filed an action in the United States District Court for the District of Oregon against FCNB for violation of the existing securitization agreements. On April 11, 2003, FCNB entered into a settlement agreement with MBIA. The terms of the settlement are consistent with the OCC consent order described below. The suit brought by MBIA was dismissed with prejudice. On April 15, 2003, FCNB executed a stipulation and consent to the issuance of a permanent consent order, accepted by the OCC, the terms of which are to supercede and terminate the temporary cease and desist order. The terms of the consent order, dated April 15, 2003, require FCNB to:

•	cease performing its duties as servicer of the bankcard and private-label securitization trusts upon the appointment of a successor servicer for each trust no later than June 30, 2003;

•	perform the duties and responsibilities of servicer under the relevant servicing agreements until a successor servicer is appointed, in accordance with the terms of the consent order;

•	withhold, on a daily basis, its servicing fee, calculated in accordance with the terms of the consent order, from the funds it collects;

•	deposit its servicing fee in a segregated account designated for this purpose; and

•	submit, on a weekly basis, a written progress report from its board of directors to the OCC detailing the actions taken to comply with the terms of the consent order and the results of those actions.

FCNB has complied with the provisions of the consent order described above. In addition, the trustee of each securitization trust appointed a successor servicer for the securitizations. Cardholder Management Services (“CMS”), a subsidiary of Cardworks, was appointed the successor servicer for the private-label receivables portfolio and assumed servicing responsibilities at the end of June 2003. FCNB has been informed that The Bank of New York, as securitization trustee, appointed First National Bank of Omaha the successor servicer for the bankcard receivables portfolio at the end of June 2003.

In June 2003, FCNB submitted a liquidation plan to the OCC, which supercedes the previous disposition plan approved in November 2002. The terms of the plan require FCNB to cease its credit card servicing and all other operating activities on or before June 30, 2003 and to proceed to final liquidation of its assets and final satisfaction of its liabilities beginning in July 2003. Further, the liquidation plan provides for the appointment of the President of FCNB as liquidating agent, who will assume responsibility for carrying out the plan of liquidation. A formal liquidation notice was issued providing that all claims needed to be received by the liquidating agent by September 14, 2003. FCNB has begun the claims reconciliation process. However, due to the uncertain nature of many of the claims asserted against FCNB, the Company is unable to predict the expected settlement amount of such claims with any degree of certainty. In addition, although the Company believes that its loss reserve established for the discontinuance of the bankcard segment is adequate, based upon existing facts, the ultimate cost to liquidate FCNB and settle claims is not known with certainty. Finally, the impact of the liquidation of FCNB on the Company’s financial statements for its continuing operations is not known. Certain claims made against FCNB have also been asserted against the Company. If FCNB is not financially able to settle these claims, the claims may be asserted against and may have to be settled by the Company and may have a significant impact on the Company’s financial statements in future periods.

Pay Out Events. FCNB, in addition to its own bankcards, had issued substantially all of the Company’s private-label credit cards and had continued to service the related receivables through June 2003, including securitized receivables. In March 2003, FCNB notified the trustees for all six series of its asset backed securitization trusts that a Pay Out Event, or an early amortization event, had occurred on each series.

Pay Out Events on the First Consumers Master Note Trust Series 1999-A, the First Consumers Credit Card Master Note Trust Series 2001-A and the Spiegel Credit Card Master Note Trust Series 2000-A occurred because each of these series failed to meet certain minimum performance requirements for the reporting period ended February 28, 2003. This failure was due to the securitized receivables generating insufficient returns to meet the obligation under the securitization documents (or the failure to meet what is commonly referred to as the “excess spread test”). The failure to meet the excess spread test resulted from significant declines in the performance and credit quality of the securitized receivables due to higher charge-off rates and lower net sales and collections.

The Pay Out Events on the two First Consumers series caused, through cross-default provisions, a Pay Out Event on the First Consumers Credit Card Master Note Trust Series 2001-VFN. The Pay Out Event on the Spiegel 2000-A Series caused, through cross-default provisions, a Pay Out Event on the Spiegel Credit Card Master Note Trust Series 2001-VFN. In addition, MBIA also declared a Pay Out Event on the Spiegel 2001-A Series. As a result of the Pay Out Events, amounts collected from the credit card customers by the trusts are now entirely used to pay expenses and investors in the trusts rather than a portion of those proceeds being used to purchase additional receivables from the Company. Accordingly, the Company lost a significant source of liquidity. See “–Results of Operations–Finance Revenue” for a fuller description of the effect on the Company’s financial statements of these Pay Out Events.

Cancellation of Private Label Cards. As a result of these Pay Out Events, substantially all monthly excess cash flow from securitized receivables remaining after the payment of debt service and other expenses of the trusts is diverted to repay principal to investors of the trusts on an accelerated basis, rather than to pay the cash to the Company upon deposit of new receivables. On March 11, 2003, the Company’s merchant companies ceased honoring the private-label credit cards issued to their customers by FCNB in response to these events. On March 17, 2003, the Company and its Chapter 11 debtor subsidiaries filed a motion with the Bankruptcy Court to reject their private-label credit card agreements with FCNB. This motion was approved by the Bankruptcy Court on March 18, 2003.

The merchant companies had issued a limited number of private-label credit cards directly rather than through FCNB, which were serviced by FCNB. As a result of the impending liquidation of FCNB, the Company decided to cease issuing new private-label credit cards internally and stopped honoring existing cards at its merchant companies. In June 2003, the Company sold these merchant issued credit card receivables without recourse, which had a balance of approximately $5,000, for approximately $4,000 to First National Bank of Omaha. On April 28, 2003, the Company announced that it had entered into a ten-year agreement with ADS, the terms of which were subsequently approved by the Bankruptcy Court, to establish a new private-label credit card program for its merchant companies. Services provided by ADS under this agreement include establishing credit criteria for customer acquisition, issuing and activating new cards, extending credit to new cardholders, authorizing purchases made with the new cards, customer care and billing and remittance services. The new ADS credit card program is separate from and has no relation to the Company’s existing or prior credit card programs. ADS began issuing cards under this program in May 2003.

Assets and liabilities of the discontinued operations. As of January 3, 2004, assets and liabilities of the discontinued operations approximated $70,356 and $71,723, respectively. Assets consist primarily of cash of approximately $50,000 and investments in government and municipal securities of approximately $18,000. Liabilities consist primarily of the expected costs to settle claims and liquidate the business.

Securitization trust. Prior to the March 2003 Pay Out Events, the majority of the Company’s receivables were transferred to off-balance sheet trusts that, in turn, sold certificates and notes representing fractional undivided interests in such trusts to investors. The receivables were sold without recourse. When the Company sold receivables in these securitizations, it retained interest-only strips, subordinated certificates, receivables and cash reserve accounts (collectively, “retained interests”). At the end of 2002, as a result of the Pay Out Event, the assumptions for calculating the retained interests for the private-label receivables were modified accordingly resulting in the writedown of the retained interests to $0. All of the retained interests in the bankcard receivables were also fully reserved in the loss reserve established for the discontinued bankcard operations. Due to the permanent impairment recorded at the end of 2002, the Company will not record an asset for the Company’s remaining retained interests, if any, in the securitized portfolio unless the asset is realized. Amounts outstanding in the private label securitization trusts at the end of 2003 included $1,030,300 in private label receivables and $483,200 in bankcard receivables of which the Company’s subordinated interests approximated $283,700 and $93,200 which were fully reserved.

It is uncertain whether the Company will recover any of the retained interests in receivables presently in the trusts. Future recovery of the remaining receivable portfolio is based upon the level of defaults that will occur in the portfolio. Although future default rates are not determinable with any degree of certainty, based upon actual experience to date, the Company does not expect to recover any portion of its retained interests. Actual experience could differ significantly from historical experience.

Cash reserve accounts are maintained by the trusts as necessary, representing reserve funds used as credit enhancement for specific classes of investor certificates issued in certain securitization transactions. The value of these funds, approximating $190,000, is fully reserved due to the uncertainty of the Company regaining access to these funds. The Company believes that it is entitled to certain assets that currently are maintained by the trustee and has requested the return of such assets to the Company based upon the payout of one of the securitization transactions in January 2004. The Company will record the receipt of this asset, if any, when it is realized.

In certain transactions, the securitization trust has entered into interest rate swap arrangements to convert the interest payment obligation on its investor notes from floating rate certificates to fixed rate certificates. These derivative agreements have been entered into by third-party off-balance sheet trusts and therefore are not reflected as part of the results of the Company. Changes to fair value of these off-balance sheet derivative transactions are not reflected in the Company’s results.

Net pretax losses from private-label credit card operations, including net losses on the sale of receivables until such sales were discontinued in 2003, were $(51,800) in fiscal 2003 and have been included in discontinued operations under the caption “loss from operations” in the consolidated statement of operations. This loss was comprised of $(29,393) in finance and other revenue, $10,549 in SG&A expenses, and $11,858 in interest expense.

4. ACCUMULATED OTHER COMPREHENSIVE LOSS

The components of accumulated other comprehensive loss are as follows:

Foreign currency translation adjustments	$3,352
Minimum pension liability adjustments	21,456

Total	$24,808

Income taxes are not applicable to these items or are fully offset by valuation allowances at January 3, 2004.

5. LIABILITIES SUBJECT TO COMPROMISE

Under Chapter 11 of the U.S. Bankruptcy Code, certain claims against the Company that arose prior to the filing of petitions for reorganization are expected to be settled pursuant to the plan of reorganization and are therefore classified in the January 3, 2004 balance sheet as “liabilities subject to compromise.”

Liabilities subject to compromise consist of the following:

January 3, 2004
Debt	$1,092,857
Otto-Spiegel Finance G.m.b.H. & Co. KG	160,544
Trade payables	138,962
Salaries, wages and employee benefits	273
Other liabilities	70,103

Total liabilities subject to compromise	$1,462,739
Less: liabilities subject to compromise for discontinued operations	1,455

Total liabilities subject to compromise	$1,461,284

Liabilities subject to compromise represent estimates that will change in future periods as a result of reorganization activity and other events that come to management’s attention requiring modification to the above estimates. Differences between amounts recorded by the Company and claims made by creditors will be investigated and resolved in connection with the Chapter 11 claims resolution process, and may be significant. The process of reconciling claims was commenced after October 1, 2003, the date by which substantially all creditors were required to file prepetition claims against the Company and its debtor subsidiaries and, in light of the number of creditors of the Company, will take considerable time to complete. The Company cannot ascertain at this time the ultimate number and amount of allowed claims or the ultimate distribution on those claims. In addition, under the Bankruptcy Code, the Company and its Chapter 11 debtor subsidiaries must, subject to Bankruptcy Court approval and satisfaction of other requirements, assume or reject executory contracts and unexpired leases to which they are party, including their retail store leases. In the event that the Company or one of its Chapter 11 debtor subsidiaries reject an executory contract or unexpired lease, affected parties may file claims against the applicable counterparty in respect of amounts owing, subject to certain caps and other limitations under applicable sections of the Bankruptcy Code. However, the Company expects to incur additional liabilities, which will be subject to compromise pursuant to a confirmed plan of reorganization, based on the determination of the Bankruptcy Court (or agreement of parties in interest) of allowed claims for items that are currently contingent or disputed or result from rejected leases. The recorded balance as of January 3, 2004 for liabilities subject to compromise represents management’s current best estimate of allowable claims. The more significant possibilities for material changes in these estimates relate to various litigation claims made against the Company. Management cannot currently predict how such matters will ultimately be settled. The final plan of reorganization will ultimately determine the distributions to holders of allowed claims.

6. REORGANIZATION ITEMS

The net expense resulting from the Company’s Chapter 11 filing and subsequent reorganization efforts has been segregated from expenses related to ongoing operations in the consolidated statement of operations and includes the following for the fiscal year ended January 3, 2004:

Asset impairments	$83,365
Lease rejections	46,838
Professional fees	22,564
Interest rate swaps	6,960
Severance	6,677

Interest income	(405)
Other	(2,500)

$163,499

In April 2003, the Company announced its intent to close all 21 of its Spiegel and Newport News outlet and clearance stores as part of its reorganization efforts due to poor performance at each store. The store-closing plan received Bankruptcy Court approval and all 21 of the Spiegel and Newport News outlet stores were closed in 2003.

In April 2003, the Company announced its intent to close 60 under-performing Eddie Bauer stores as part of its ongoing reorganization process. The store-closing plan has received Bankruptcy Court approval. The Company closed 59 of these stores in 2003 and decided to keep one of the stores open.

In May 2003, the Company announced its intent to close a customer contact center located in Bothell, Washington and one in Rapid City, South Dakota to lower the Company’s overall cost structure. The Bothell customer contact center closed in July 2003. The Rapid City facility is expected to handle limited support activities through the end of June 2004. In addition, the Company consolidated its retail distribution operations from a facility in Columbus, Ohio to its facility in Groveport, Ohio.

While the Company has neither adopted a plan nor reached a final decision regarding the sale of its wholly owned subsidiary, Newport News, Inc., in September 2003, the Company announced that, as part of its ongoing restructuring process, it had retained an investment banker to solicit parties who may be interested in acquiring Newport News, Inc. Previously, the Company had announced its intent to close its distribution facility located in Newport News, Virginia. However, in view of the possible sale of Newport News, the Company has deferred its decision to close this distribution facility.

While the impact of a possible sale of any business unit on the consolidated financial statements is not known with certainty, any sale, if it were to occur, is expected to have a material impact on the consolidated financial statements.

In December 2003, the Company announced its intent to close 29 additional underperforming Eddie Bauer stores, 14 of which had lease expirations, as a part of its ongoing reorganization process. This store-closing plan received Bankruptcy Court approval in January of 2004 and the stores closed in the first quarter of 2004.

The Company has not reflected any of its store closures as a discontinued operation as the Company believes that the closure of these stores will not result in the elimination of a material portion of the Company’s business in any geographic region that the Company operates.

Asset impairments were recorded in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The closure of retail and outlet stores described above, as well as other facilities, resulted in the write-off of approximately $10,149 and $6,746 in assets in the second and third quarters of 2003, respectively. The assets primarily related to leasehold improvements that have no future. As part of the reorganization process, the Company recorded a write-off of approximately $35,962 in the second quarter of 2003, for a rent leveling asset and other assets associated with a leased building. The impairment was recorded based upon management’s decision to terminate the related lease agreement. The Company also abandoned certain capital projects due to capital expenditure restrictions, which led to the write-off of approximately $21,602 and $558 in assets in the second and third quarters of 2003, respectively. Finally, the Company recorded an approximately $6,160 write-off related to the Company’s decision to sell a distribution facility. The facility is anticipated to be sold by April 2004 and is reflected as an asset held for sale.

Other lease rejection costs primarily represent the Eddie Bauer rejected leases from store closings described previously and the rejected lease of the Company’s headquarter facilities. Lease rejection costs include amounts expected to be due to landlords to terminate the related leases. The Company held a lease guaranty bond, issued by an insurance carrier in 1999, in the amount of approximately $8,000. This bond provided a guarantee to the mortgage holder for its headquarter facility for payment of any rent differential if the Company did not meet its performance obligations under its existing lease agreement. In the fourth quarter of 2003, the Company entered into an agreement with the lessor to settle the lease rejection claim for approximately $11,000 and this amount has been recorded as a reorganization expense and as a liability subject to compromise in the consolidated financial statements.

Professional fees consist primarily of financial, legal, real estate and other consulting services directly associated with the reorganization process.

The interest rate swaps amount is a reclassification from accumulated other comprehensive loss in the consolidated balance sheet to reorganization expense in the statement of operations as a result of the Company’s interest rate swap agreements no longer representing an effective hedge due to the Company’s Chapter 11 filing. See Notes 4, 5 and 9.

The Company has recorded severance costs associated with its reorganization initiatives. In 2003, headcount reductions totaled approximately 2,400 employees and primarily resulted from the store closings and the closure of the Bothell facility described above. The liability remaining at January 3, 2004 related to severance expense totaled approximately $726 which is expected to be paid in the first quarter of 2004.

Interest income is attributable to the accumulation of cash and short-term investments subsequent to the Chapter 11 filing.

Other primarily represents a sub-tenant lease settlement associated with one of the Company’s distribution facilities.

As part of the Company’s reorganization efforts, it is moving forward with certain strategic initiatives. The Company will be considering the sale of one or more divisions or the sale of selected assets as part of a liquidation of a division. The specific impact of any potential sale on the Company’s financial statements cannot yet be quantified. However, a sale or liquidation of any division may have a material impact on the Company’s consolidated financial statements.

7. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

2003
Trade payables	$54,544
Gift certificates and other customer credits	52,172
Salaries, wages and employee benefits	39,108
General taxes	54,979
Allowance for future returns	29,538
Other liabilities	41,675

Total accounts payable and accrued liabilities	$272,016

8. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

2003
Land	$12,274
Buildings and improvements	124,973
Equipment, furniture and fixtures	208,079
Leasehold improvements	132,928

478,254
Less accumulated depreciation and amortization	(285,070)

193,184
Construction in process	4,359

Property and equipment, net	$197,543

9. DEBT

On March 17, 2003, the Bankruptcy Court gave interim approval for $150 ,000 of a $400 ,000 senior secured debtor-in-possession financing facility (the “DIP facility”) from Bank of America, N.A., Fleet Retail Finance, Inc. and The CIT Group/Business Credit, Inc. On April 30, 2003, the Bankruptcy Court granted final approval for the entire DIP Facility. The DIP Facility is a revolving credit facility under which Spiegel, Inc., Eddie Bauer, Inc., Spiegel Catalog, Inc., Ultimate Outlet Inc. and Newport News, Inc. are the borrowers and, together with the other debtor-in-possession subsidiaries, are guarantors. The DIP Facility has super priority claim status in the Chapter 11 case and is secured by first priority liens on all of the debtors’ assets subject to the following: valid and unavoidable pre-petition liens, certain other permitted liens applicable to certain assets, the fees and expenses of any examiner appointed by the court in connection with the SEC Judgment and up to $7,000 for professional and administrative fees.

Of the DIP Facility, $50 ,000 constituted a Consumer Credit Card Accounts Facility, which permitted the Company to finance consumer receivables generated under credit cards issued directly by the Company’s merchant companies. On May 12, 2003, the Consumer Credit Card Account Facility was terminated by the Company and, accordingly, the amount available under the DIP Facility declined to $350,000.

Advances under the DIP Facility may not exceed a borrowing base equal to various percentages of the Company’s eligible accounts receivable, eligible inventory and eligible real estate, less specified reserves. Availability at January 3, 2004 was approximately $123,200.

Borrowings under the DIP Facility bear interest, at the option of the borrower, at prime plus 1.00% or at LIBOR plus 3.00%. As of January 3, 2004, there were no borrowings drawn under the DIP Facility. However, there was $2,831 in letters of credit outstanding at January 3, 2004 (primarily to secure the new headquarter lease). The Company is obligated to pay an unused commitment fee of 0.5% per annum on the unused amount of the maximum committed amount. The DIP Facility is scheduled to terminate on March 17, 2005.

The DIP Facility contains customary covenants, including certain reporting requirements and covenants that restrict the ability of the Company and its subsidiaries to incur or create liens, incur indebtedness and guarantees, make dividend payments and investments, sell or dispose of assets, change the nature of its business, enter into affiliated transactions and engage in mergers or consolidations. In particular, the Company may from time to time need to obtain the approval of the lenders under the DIP Facility in order to implement changes during the reorganization process, such as store closings in excess of those permitted by the DIP Facility, investments or sales of assets or businesses that are not currently permitted or other actions.

An event of default would occur under the DIP Facility if the Company or its subsidiaries failed to comply with these covenants, in some cases, after the expiration of a grace period. Upon the occurrence of an event of default, borrowings under the DIP Facility would, upon demand, become due and payable. In addition, the need to obtain consent or waivers from the lenders may delay or impede the Company’s restructuring efforts.

The Company obtained certain amendments from its lenders under the DIP Facility to implement the following actions:

•	Liquidate excess Spiegel Catalog and Eddie Bauer inventory,

•	Increase the number of Eddie Bauer stores permitted to close during the term of the agreement to 150 from 80, and

•	Sell certain facilities.

The Company continues to work with its lenders to obtain other amendments under its DIP Facility to provide additional flexibility for the Company to implement its restructuring initiatives and to address other business issues that may arise.

Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most other pending litigation, are stayed and other contractual obligations against the debtors in the Chapter 11 case generally may not be enforced. Absent an order of the Bankruptcy Court, substantially all of the pre-petition liabilities are subject to settlement under a plan of reorganization to be voted upon by creditors and equity holders (but only if the equity holders are to receive any consideration under the plan) and approved by the Bankruptcy Court. The ultimate recovery to creditors and equity holders, if any, will not be determined until confirmation of a plan or plans of reorganization. No assurances can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to the recoveries of each of the constituencies.

As of the filing date, the Company had secured debt outstanding of $48,000 and unsecured debt outstanding of approximately $1,252,857. The secured debt is reflected as current portion of long-term debt in the consolidated balance sheet. Interest expense at a rate of approximately 7.5% has been accrued on the secured debt outstanding and this has been reflected as part of accounts payable and accrued expenses in the consolidated balance sheet. The Company is required to classify all unsecured debt under the caption “Liabilities Subject to Compromise” in the consolidated balance sheet in accordance with SOP No. 90-7. Interest was expensed and accrued in 2003 until the petition date.

Prior to the Chapter 11 filing, variable-rate debt obligations exposed the Company to variability in interest payments due to changes in interest rates. To limit the variability of a portion of these interest payments, the Company entered into receive-variable, pay-fixed interest rate swaps. Under these interest rate swaps, the Company received variable interest rate payments and made fixed interest rate payments; thereby creating fixed-rate debt. The variable-rate of interest received was based on the same terms, including interest rates, notional amounts and payment schedules, as the hedged interest payments on the variable-rate debt. These interest rate swaps were considered highly effective; therefore, changes in fair value were reflected in accumulated other comprehensive loss and not recognized in earnings until the related interest payments were made. As of the petition date, the Company had interest rate swap agreements covering $65,000 of notional amounts expiring through March 2005.

As a result of the Company’s bankruptcy filing, the fair value of swap agreements, which approximated $6,960 as of March 2003, is reflected as a liability subject to compromise in the consolidated balance sheet. In addition, the Company reclassified approximately $6,933 from accumulated other comprehensive loss in the consolidated balance sheet to reorganization expense in the statement of operations in the first quarter of 2003 as a result of the Company’s interest rate swap agreements no longer representing an effective hedge.

In March 2002, the Company entered into a Vendor Payment Services Agreement with Otto International Hong Kong (“OIHK”), a related party, in order to permit the Company to obtain inventory in Asia. The duration of the agreement was for one year, automatically continuing unless terminated by either party with three months written notice. Under the terms of the agreement, the Company has open account terms with various vendors in certain countries in Asia. OIHK pays these vendors the purchase price for goods, less a fee, within seven days of the purchase order receipt. Since the bankruptcy filing, the Company prepays OIHK for 100% of the purchase order value for goods purchased by Spiegel, Newport News and Eddie Bauer. Prior to the bankruptcy filing, the Company had terms ranging from 21 to 60 days to remit cash to OIHK. OIHK has asserted that, under the terms of the agreement, it has a lien over certain goods supplied to the Company. The Company and its creditors have reserved the right to contest the validity and amount of the OIHK liens in the Chapter 11 proceeding. A substantial amount of the Company’s inventory purchases have been financed under the agreement (approximately $308,702 for the 2003 fiscal year). If the agreement is terminated by OIHK, the Company would be required to find alternative methods for financing inventory purchases in Asia. This would likely result in an increase in letters of credit required to finance the Company’s inventory purchases. This could result in disruption to the existing operations and, if alternative financing were not obtained, the Company’s operations would be materially adversely affected.

In May 2002, Spiegel Holdings, Inc., the Company’s majority owner, provided, as required by the OCC, among other things, $120,000 of escrow deposits to secure payments of certificates and secured credit card deposits. The amount of the required escrow deposits was reduced to $30,000 as the certificates of deposit and secured credit card deposits were paid by FCNB. In addition, Spiegel Holdings, Inc., provided a $78,000 letter of credit facility to FCNB in order to secure payment of amounts that could become due against FCNB in the event of the occurrence of certain contingencies. The Company provided an indemnification to Spiegel Holdings, Inc., on the facility in case the facility was utilized by FCNB. As of January 3, 2004, FCNB had drawn approximately $15,000 on the facility and, as a result, Spiegel Holdings, Inc., issued a demand of payment notice to the Company. This demand note is reflected as a liability subject to compromise in the consolidated balance sheet as of January 3, 2004.

The Company held a lease guaranty bond, issued by an insurance carrier in 1999, in the amount of approximately $8,000. This bond provided a guarantee to the mortgage holder for its headquarter facility for payment of any rent differential if the Company did not meet its performance obligations under its existing lease agreement. In 2003, the Company recorded a reorganization expense of approximately $11,133 associated with the rejection of this lease.

At January 3, 2004, the Company also had outstanding certain guarantees for the payment of import fees to customs agents for the importing of goods into the United States. Certain insurance carriers have issued customs bonds, which may be drawn upon by third parties if the Company does not pay duties for importing goods for sale in the United States. The Company continues to pay duties for importing goods as required and records a liability for any unpaid amounts. The Company does not consider it probable that these customs bonds will be utilized. Outstanding custom bonds as of January 3, 2004 approximated $10,000 in total.

10. EMPLOYEE BENEFIT PLANS

STOCK OPTION PLAN

The Spiegel, Inc. Salaried Employee Incentive Stock Option Plan, established in 1998 to replace an expiring plan, provides for the issuance of options to purchase up to 1,000,000 shares of Class A non-voting common stock to certain salaried employees. Under the plan, participants are granted options to purchase shares of the specified stock at the fair market value at the date of grant. The options vest at the rate of 20 percent per year and expire 10 years after issuance. At January 3, 2004, options outstanding under the current plan were 118,300 and options outstanding under the expired plan were 45,000. The following presentation of total options outstanding include all aforementioned stock option plans.

A summary of the changes in the options outstanding is as follows (“Amount” in 000’s):

	Shares	Amount	Average Price
Outstanding at December 28, 2002	655,600	$4,367	$6.66
Canceled	(492,300)	(3,374)	6.85

Outstanding at January 3, 2004	163,300	$993	$6.08

Total stock options authorized but unissued at January 3, 2004 were 858,800.

The following table summarizes information about options outstanding and exercisable at January 3, 2004:

	OPTIONS OUTSTANDING			OPTIONS EXERCISABLE
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$ 4.27 to $ 4.90	61,700	6.5 years	$4.38	42,500	$4.43
$ 6.00 to $ 6.90	67,500	5.6 years	$6.55	59,700	$6.50
$ 7.00 to $10.00	34,100	2.0 years	$8.24	34,100	$8.24

	163,300	5.2 years	$6.08	136,300	$6.29

RETIREMENT PLANS

In December 2003, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the “Act”) was signed into law. The Act introduces a prescription drug benefit under Medicare as well as a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to the Medicare benefit. The Company’s postretirement benefit obligation and net periodic benefit cost do not reflect the effects of the Act. The Company is currently evaluating the impact of the Act on its health care benefit plans but does not expect the impact of the Act to have a material impact on the consolidated financial statements.

The Company’s retirement plans consist of noncontributory defined benefit pension plans and contributory defined benefit post-retirement health care and life insurance plans. The cost of these programs and the balances of plan assets and obligations based on a September 30, 2003 measurement date are shown below:

	Pension Benefits 2003	Other Postretirement Benefits 2003
ASSETS AND OBLIGATIONS
CHANGE IN BENEFIT OBLIGATION:
Beginning of year	$55,763	$12,133
Service cost	64	649
Interest cost	3,583	833
Actuarial loss	3,533	1,596
Benefits paid	(6,005)	(1,091)
Plan amendments/curtailment loss/(gain)	273	(3,586)

End of year	$57,211	$10,534

FAIR VALUE OF PLAN ASSETS:
Beginning of year	$46,604
Actual return on plan assets	6,198
Employer contributions	—
Benefits paid	(6,005)
Special benefits paid	(10)

End of year	$46,787

NET AMOUNT RECOGNIZED:
Funded status	$(10,424)	$(10,534)
Unrecognized net actuarial loss	21,510	3,384
Unrecognized transition obligation and prior service cost	251	(2,403)

Prepaid (accrued) benefit cost	$11,337	$(9,553)
Additional minimum liability (“OCI”)	(21,456)
Intangible asset	(251)

Accrued Pension liability	$(10,370)

The projected pension benefit payments for the next five years and for the five years thereafter is as follows:

Fiscal Year	Estimated Payments
2004	$5,336
2005	5,264
2006	5,179
2007	5,114
2008	5,028
5 years thereafter	23,485

2003
EXPENSE
PENSION:
Service cost	$64
Interest cost	3,583
Expected return on plan assets	(3,733)
Amortization of transition obligation	—
Recognized net actuarial loss	1,941
Amortization of prior service cost	74

Total pension expense	1,929

HEALTH CARE AND LIFE INSURANCE:
Service cost	649
Interest cost	833
Recognized net actuarial loss	111
Amortization of prior service cost	(57)
Curtailment gain	(1,383)

Total health care and life insurance	153

Total retirement plan expense	$2,082

For measurement purposes, a 9 percent annual rate of increase in the per capita cost of covered health care benefits (i.e., health care cost trend rate) was assumed for fiscal 2003. Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point increase in assumed health care cost trend rates would increase the accumulated post-retirement benefit obligation by $612 and the related expense by $115. A one-percentage-point decrease in assumed health care cost trend rates would decrease the accumulated post-retirement benefit obligation by $573 and related expense by $103. The discount rate utilized to calculate the figures included above was 6%.

The assets of the pension plan are invested in both equity and debt securities with 56% invested in equity securities and 44% in debt securities.

The Company utilizes the long-term corporate bond yield as a basis for determining the discount rate with a yield adjustment made for the longer duration of the Company’s benefit obligations and a further adjustment to reflect annual yields. The Company also benchmarks its discount rate selection against other companies with similar pension obligations. The Company evaluates its assumption regarding the estimated long-term rate of return on plan assets based on historical experience and future expectations of investment returns. The Company reduced its long-term rate of return on assets assumption to 8.5 percent in 2003 from 9.0 percent in 2002 to reflect unfavorable market trends, the potential for lower future returns due to generally lower interest rates and the historical weighted average total return actually achieved by the plans’ assets. The discount rate utilized to calculate the pension obligations was 6.0%.

Assets of the pension plan are invested solely in the interest of the plan participants for the purpose of providing benefits to participants. Investment decisions within the pension plan are made after giving appropriate consideration to the prevailing facts and circumstances that a prudent person acting in a like capacity would use in a similar situation, and follow the guidelines and objectives established within the investment policy statement for the pension plan. The investments of the pension plan are diversified among various asset classes in order to reduce risks and enhance returns. Long-term strategic weightings for the total pension plan are 54 percent equity securities and 46 percent debt securities. All investments are continually monitored and reviewed, with evaluation considerations focusing on strategic target allocations, investment vehicles and performance of the individual investment managers, as well as overall trust performance.

The Company will continue to contribute amounts necessary to meet the minimum funding requirements for the pension plan. However, based upon the Company’s bankruptcy proceedings, the Company reserves the right, subject to bankruptcy court approval, to change or terminate the pension and health care benefit plans in the future.

The Company also sponsors a noncontributory supplemental retirement program for certain executives and other defined contribution plans, including 401(k) plans, a profit sharing plan and thrift plans. Total expense for these plans approximated $4,596 in fiscal year 2003.

11. COMMITMENTS AND CONTINGENCIES

LITIGATION

On March 7, 2003, the Securities and Exchange Commission (SEC) commenced a civil proceeding against the Company in federal court in Chicago alleging, among other things, that the Company’s public disclosures violated Sections 10(b) and 13(a) of the Securities Exchange Act of 1934. Simultaneous with the filing of the SEC’s complaint, the Company announced that it had entered into a consent and stipulation with the SEC resolving, in part, the claims asserted in the SEC action. Solely for purposes of resolving the SEC action, on March 7, 2003, the Company consented to the entry of a partial final judgment (the “SEC Judgment”), which was entered against the Company on March 18, 2003 and amended on March 27, 2003. Under the terms of the SEC Judgment, the Company agreed, among other things, to the entry of a permanent injunction enjoining any conduct in violation of Sections 10(b) and 13(a) of the Securities Exchange Act of 1934 and various rules and regulations promulgated thereunder. The Company also consented to the appointment of an independent examiner by the court to review its financial records since January 1, 2000, and to provide a report to the court and other parties regarding the Company’s financial condition and financial accounting. As part of the settlement, the Company neither admitted nor denied the allegations of the SEC’s complaint. The SEC reserved its right to petition the court to require the Company to pay disgorgement, prejudgment interest and civil penalties, or to impose other equitable relief.

As a result of the investigation, the Company’s CEO and CFO were not in a position to certify the Company’s financial statements as required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. In addition, the Company’s former outside auditors, KPMG LLP, advised the Company that they would not be able to complete the audit of the Company’s 2002 financial statements until the Company was able to provide the required officer certifications and KPMG LLP had an opportunity to review and consider the report of the independent examiner appointed under the terms of the SEC Judgment.

As a result, the Company notified the SEC that it would not, as a practical matter, be able to file its 2002 Form 10-K and one or more Form 10-Qs that complied with the SEC’s rules and regulations in a timely manner as required by the SEC Judgment. On March 31, 2003, the Company filed with the court a motion for clarification of the SEC Judgment in order to request limited relief from the obligation to file reports, subject to certain conditions. On April 10, 2003, the court entered an order on the Company’s motion. The order provided that the Company and its officers, directors, employees and agents are not, and will not be in the future, in contempt of the SEC Judgment as a result of the Company’s inability to timely file its 2002 Form 10-K and one or more Form 10-Qs with the SEC as required; provided that, among other things, (1) the Company files the financial statements that would have been included in its 2002 Form 10-K and a management’s discussion and analysis covering the financial statements on or before May 15, 2003 and (2) the Company files the financial statements that would have been included in any such Form 10-Qs in a timely manner.

The report of the independent examiner was issued on September 5, 2003 and delivered to the court on September 12, 2003. The Company filed the report of the independent examiner with the SEC under cover of Form 8-K on September 12, 2003. The independent examiner’s report questions the Company’s accounting policies and procedures regarding, among other matters, revenue recognition, its securitization transactions, valuation of its retained interest in its securitization transactions, covenant defaults and internal controls over its credit underwriting process. The report also questions the timeliness and adequacy of the Company’s disclosures about its financial condition and operating results.

The Company’s management is analyzing the findings of the independent examiner’s report. However, the Company can neither provide any guidance as to the impact, if any, on the Company’s pre-2003 financial statements that may result from these analyses nor state with any certainty when the analyses will be completed.

The U.S. District Court in Chicago (the Court) entered an Order on December 4, 2003, granting relief in response to the Company’s motion to modify the Amended Partial Final Judgment and Order of Permanent Injunction and Other Equitable Relief (the Amended Partial Final Judgment) entered on March 27, 2003. The Amended Partial Final Judgment was modified previously by the Order Granting Spiegel, Inc. Partial Relief From Permanent Injunction, entered April 15, 2003, which provides, among other things, that the Company would not be in contempt of the Amended Partial Final Judgment as a result of its inability to file its periodic reports with the SEC until after the completion of the report of the Independent Examiner appointed by the Court, but no later than December 3, 2003.

On November 25, 2003, the Company filed with the Court a motion requesting an extension until April 7, 2004, to file its 2002 fiscal year annual report on Form 10-K and its three quarterly reports for the 2003 fiscal year on Forms 10-Q with the SEC. The Order provides that, Spiegel, Inc., and its officers, directors, employees and agents, are not, and will not in the future, be in contempt of the Amended Partial Final Judgment as a result of the Company’s inability to timely file its 2002 Form 10-K and its quarterly reports for the 2003 fiscal year on Forms 10-Q with the SEC. The Order requires that Spiegel, Inc., among other things, continues to comply with the additional reporting obligations on Form 8-K specified in the Order Granting Spiegel, Inc. Partial Relief From Permanent Injunction entered April 15, 2003 and files any past due Form 10-K or Forms 10-Q with the SEC as soon as possible and not later than April 7, 2004. On November 17, 2003, the Company determined to dismiss its independent auditors, KPMG LLP. The Company also announced that it had reached an agreement with BDO Seidman, LLP to serve as its independent public accountants and on December 18, 2003, obtained Bankruptcy Court approval to employ and retain them. Due to the change in the Company’s auditors, the liquidation of the Company’s bank, and other events in the Company’s bankruptcy proceeding, the Company will not be able to comply with the Order and is in discussions with the SEC staff to determine an acceptable resolution.

In December 2002 and January 2003, four lawsuits were filed in the United States District Court for the Northern District of Illinois, Eastern Division, against the Company and certain current and former officers alleging violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. The plaintiffs purport to represent shareholders who purchased the Company’s common stock between April 24, 2001 and April 19, 2002. The lawsuit was subsequently amended to add certain directors of the Company as defendants and the Company is no longer a named defendant. Nonetheless, while the Company does have directors’ and officers’ insurance that it believes will cover any related officer and director expenses related to this matter, it remains possible that the Company will incur some losses in future periods.

In the fourth quarter of 2003, a lawsuit was filed by a third party against certain subsidiaries of the Company alleging, amongst other things, that certain amounts were owed to the third party as a result of certain actions taken by the Company with respect to the Pay Out Events that occurred in March 2003. The Company intends to defend against the claims vigorously. The outcome of such litigation is not known with certainty but the ultimate settlement of such litigation may have a material impact on the Company’s consolidated financial statements.

In addition to matters described in Notes 5 and 9, the Company is routinely involved in a number of other legal proceedings and claims which cover a wide range of matters. In the opinion of management, these other legal matters (except for the claims filed against the Company as part of the Chapter 11 filing which are currently under review (see Note 5)) are not expected to have any material adverse effect on the consolidated financial position or results of operations of the Company.

LEASE COMMITMENTS

The Company leases office facilities, distribution centers, retail store space and data processing equipment. Lease terms are generally 10 years and many contain renewal options. Many of the retail store leases provide for minimum annual rentals plus additional rentals based upon percentages of sales, which range from 3 to 10 percent. The Company also sublets certain leased office space to unrelated third parties. Rent expense consisted of the following:

2003
Minimum rentals	$121,342
Percentage rentals	209
Less sublease income	(3,855)

Net rental expense	$117,696

Future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of January 3, 2004 are as follows:

Fiscal Year	Amount
2004	$87,206
2005	70,970
2006	58,488
2007	47,821
2008	39,644
and thereafter	85,272

Total minimum lease payments	389,401

The table above excludes rejected leases. In addition, leases included in the table above may still be rejected as part of the Company’s bankruptcy proceedings.

12. INCOME TAXES

Earnings (loss) from continuing operations before income taxes is composed of the following:

2003
Domestic	$(280,320)
Foreign	8,749

Total	$(271,571)

The components of income tax expense (benefit) for continuing operations are as follows:

2003
CURRENT:
Federal	$(2,299)
State	(254)
Foreign	2,553

Total current	—

DEFERRED:
Federal and state	$(1,247)
State	(138)
Foreign	1,385

Total deferred	—

$—

The differences between the income tax expense (benefit) related to continuing operations computed at the statutory rate and the amounts shown in the consolidated statement of operations are as follows:

	2003
	Amount	Percent
Statutory rate	$(95,050)	(35.0)%
State income tax (net of federal income tax benefit)	(6,518)	(2.4)
Change in valuation allowance	105,370	38.8
Other adjustments	(3,802)	(1.4)

Effective tax rate	$—	—%

Significant components of the Company’s deferred income tax assets and liabilities for continuing operations are as follows:

2003
DEFERRED INCOME TAX ASSETS:
Allowance for doubtful accounts	$2,402
Allowance for the gross profit on estimated future returns	6,122
Reserve for severance	2,192
Accruals for compensated absences	3,124
Reserve for self insurance	1,033
Reserve for inventory losses	1,760
Post-retirement benefit obligation	3,421
Capitalized overhead in inventory	2,362
Deferred rent	4,900
Other	4,661
Net operating losses	246,531
Valuation allowance	(258,760)

19,748

DEFERRED INCOME TAX LIABILITIES:
Property and equipment	17,310
Prepaid and deferred expenses	2,438

19,748

Net deferred income tax asset (liability)	$—

The Company did not record any net tax provisions in 2003. The gross balance of net operating loss carry forwards for continuing and discontinued operations totaled $1.1 billion and has expiration dates beginning in 2017 and ending in 2023. The availability of these carry forwards may become limited in the Company’s ultimate reorganization.

13. Related Party Transactions

Otto KG, a privately held German partnership, acquired the Company in 1982. In April 1984, Otto transferred its final interest in the Company to its family members of the Otto family. Otto and the Company have entered into certain agreements seeking to benefit both parties by providing for the sharing of expertise. The following is a summary of such agreements and certain other transactions.

In May 2002, Spiegel Holdings, Inc., the Company’s majority owner, provided, as required by the OCC, among other things, a $120,000 deposit to secure payments of certificates of deposit and secured credit card deposits and a $78,000 letter of credit facility to FCNB to secure payment of amounts that could become due against FCNB in the event of the occurrence of certain contingencies. The Company provided an indemnification to Spiegel Holdings, Inc., on the facility in case the facility was utilized by FCNB. As of January 3, 2004, FCNB had drawn approximately $15,000 on the facility and, as a result, Spiegel Holdings, Inc., issued a demand of payment notice to the Company. This demand note represents a “liability subject to compromise” in the Company’s Chapter 11 proceedings.

The Company utilizes the services of Otto International (GmbH) as a buying agent for the Company in Hong Kong, Taiwan, Korea, India, Italy, Indonesia, Singapore, Thailand, Poland, Brazil and Turkey. Otto International (GmbH) is a wholly owned subsidiary of Otto. Buying agents locate suppliers, inspect goods to maintain quality control, arrange for appropriate documentation and, in general, expedite the process of procuring merchandise in these areas. Under the terms of its arrangements, the Company paid $2,736 in fiscal 2003. The arrangements are indefinite in term but may generally be canceled by either party upon one year’s written notice.

In March 2002, the Company entered into a Vendor Payment Services Agreement with OIHK, a related party, in order to permit the Company to obtain inventory in Asia. The duration of the agreement is for one year, automatically continuing unless terminated by either party with three months’ written notice. Under the terms of the agreement, the Company has open account terms with various vendors in certain countries in Asia. OIHK pays these vendors the purchase price for goods, less a fee, within seven days of the purchase order receipt. Since the bankruptcy filing, the Company prepays OIHK for 100% of the purchase order value for goods purchased by Spiegel, Newport News and Eddie Bauer. Prior to the bankruptcy filing, the Company had terms ranging from 21 to 60 days to remit cash to OIHK. OIHK has asserted that, under the terms of the agreement, it has a lien on certain goods supplied to the Company. The Company and its creditors have reserved the right to contest the validity and amount of the OIHK liens in the Chapter 11 proceeding. A substantial amount of the Company’s inventory purchases have been obtained under the agreement, approximately $308,702 in fiscal 2003. If the agreement is terminated by OIHK, the Company would be required to find alternative methods for obtaining inventory purchases in Asia. This would likely result in an increase in letters of credit required to finance the Company’s inventory purchases. This could result in disruption to the existing operations and, if alternative financing was not obtained, the Company’s operations would be materially adversely affected.

As of January 3, 2004, borrowings outstanding from Otto-Spiegel Finance G.m.b.H. & Co. KG, including accrued interest, aggregated $160,544 and is included as liabilities subject to compromise.

The Company has an agreement with Together, Ltd., a United Kingdom company, which gives the Company the exclusive right to market “Together!” merchandise through the direct sales channels and retail stores. Otto owns Together, Ltd. Commission expenses were $973 in fiscal 2003. These expenses include certain production services, the cost of which would normally be borne by the Company, including design of the product, color separation, catalog copy and layout, identification of suggested manufacturing sources and test marketing information.

In 1993, the Company formed a joint venture with Otto-Sumisho, Inc. (a joint venture company of Otto and Sumitomo Corporation) and entered into license agreements to sell Eddie Bauer products through retail stores and direct sales channels in Japan. The Company believes that the terms of the arrangement are no less favorable to Eddie Bauer than would be the case in an arrangement with an unrelated third party. There were 37 stores open in Japan as of January 3, 2004. As of that date, Eddie Bauer had contributed $9,290 to the project and, in 1994, received a $2,500 licensing fee for the use of its name. Eddie Bauer received $3,875 in royalty income on retail and direct sales during fiscal 2003, which is included in other revenue in the consolidated statement of operations. Eddie Bauer recorded income of $1,493 in fiscal 2003 for its equity share of the joint venture, which is included in selling, general and administrative expenses in the consolidated statement of operations. The carrying value of this investment is included in other assets in the consolidated balance sheet.

In fiscal 2001, the Company entered into a 60 percent joint venture investment with Hermes General Service USA, Inc. (“HGS”), an affiliated company of Otto, a related party, forming the limited liability company Spiegel-Hermes General Service, LLC (“SGS”). In January 2003, Spiegel-Hermes General Service, LLC formally changed its name to Spiegel General Service, LLC. The minority interest in SGS is not considered material, and is included in accounts payable and accrued expenses. Related minority interest expense is included in selling, general and administrative expenses. Under the terms of the joint venture agreement, Hermes General Service USA, Inc. is obligated to make contributions for its share of the losses incurred by SGS during the initial five years of the agreement.

During 1995, Eddie Bauer formed a joint venture with Heinrich Heine GmbH and Sport-Scheck GmbH (both subsidiaries of Otto) and entered into license agreements to sell Eddie Bauer products through retail stores and direct sales channels in Germany. The Company believes that the terms of the arrangement are no less favorable to Eddie Bauer than would be the case in an arrangement with an unrelated third party. There were 11 stores open in Germany as of January 3, 2004. As of that date, Eddie Bauer has contributed $15,651 to the project and received $1,000 in licensing fees in 1995 for the use of its name. Eddie Bauer received $2,708 in royalty income on retail and direct sales during fiscal 2003, which is included in other revenue in the consolidated statement of operations. Eddie Bauer recorded approximately $112 of income for its equity share of the joint venture during fiscal 2003, which is included in selling, general and administrative expenses in the consolidated statement of operations.

In 1993, Eddie Bauer entered into an agreement with Eddie Bauer International, Ltd. (EBI) (a subsidiary of Otto) whereby the latter acts as buying agent in Asia (EBI-Hong Kong) and in 1997 Eddie Bauer entered into an agreement with Eddie Bauer International (Americas), Inc. (EBI-Miami, a subsidiary of EBI). The buying agents contact suppliers, inspect goods and handle shipping documentation for Eddie Bauer. The Company believes that the terms of the arrangements are no less favorable to Eddie Bauer than would be the case in an arrangement with an unrelated third party. The Company paid $11,615 to EBI-Hong Kong for these services in fiscal 2003, which are included in selling, general and administrative expense in the consolidated statement of operations. The Company paid EBI-Miami $2,440 for these services in fiscal 2003, which are included in selling, general and administrative expense in the consolidated statement of operations.

In aggregate, other revenue attributable to related party transactions included in the consolidated statement of operations totaled $6,583 for the fiscal 2003. Selling, general and administrative expenses attributable to related party transactions included in the consolidated statement of operations totaled $16,159 for fiscal 2003.

The total balance included in liabilities subject to compromise reflects approximately $160,544, with Otto-Spiegel Finance G.m.b.H. & Co. KG., approximately $15,000 with Spiegel Holdings, Inc. and approximately $32,935 with OIHK and other Otto buying agents.

The Company is included in the consolidated federal income tax return of Spiegel Holdings, Inc. Pursuant to a tax reimbursement agreement with Spiegel Holdings, Inc., the Company records provisions for income tax expense as if it were a separate taxpayer.

14. NEW ACCOUNTING PRONOUNCEMENTS

FASB Statement No. 149, Amendment of FASB Statement No. 133 on Derivative Instruments and Hedging Activities, was issued in April 2003 and is effective for all contracts entered into or modified after June 30, 2003. This statement provides clarity around the definitions of initial net investment and an underlying as well as discerns when a derivative contains a financing component. The adoption of this statement did not have a material impact to the Company.

FASB Statement No. 150, Accounting for Instruments with the Characteristics of Both Debt and Equity, was issued in May 2003. This statement provides guidance on the classification of certain types of financial instruments in the balance sheet and income statement. The adoption of this statement did not have a material impact to the Company.

FASB Interpretation No. 46, Consolidation of Variable-Interest Entities, was issued in January 2003 and is effective for the first interim or annual period ending after December 15, 2003. This interpretation establishes criteria under which it is appropriate for an investor to consolidate variable-interest entities. The adoption of this statement did not have a material impact to the Company.

15. SUBSEQUENT EVENTS

In January 2004, the Company received Bankruptcy Court approval to close 29 Eddie Bauer stores and to conduct store-closing sales as a part of its ongoing reorganization process. These stores closed upon the completion of the store-closing inventory sales in the first quarter of fiscal 2004.

On February 3, 2004, the Company received Bankruptcy Court approval of a stalking horse purchaser and bidding procedures in connection with the sale of a warehouse facility. The Company intends to enter into a lease agreement with the purchaser to lease back a small portion of the facility. The Company took this action as part of its initiatives to streamline and consolidate its warehouse operations. The sale was approved by the Bankruptcy Court and the facility was sold through an auction process in late March with a closing expected in the middle of April.

As part of its ongoing reorganization process, the Company will continue to evaluate its operations and organizational structure. As a result, the Company may make additional reductions in its workforce and changes in its operations.

The reorganization process could result in additional liabilities for severance and closing costs, write-downs for certain impaired assets, and other costs associated with the reorganization process. The liabilities related to these reorganization plans will be recorded in the period that the liability has been incurred and could be significant. In addition, the Company will perform an impairment analysis for certain assets affected by any planned reorganization activity in the period that the reorganization activity has been approved by management and the Bankruptcy Court.

As part of the Company’s reorganization efforts, it is moving forward with certain strategic initiatives. The Company will be considering the sale of one or more divisions or the sale of selected assets as part of a liquidation of a division. The specific impact of any potential sale on the Company’s financial statements cannot yet be quantified. However, a sale or liquidation of any division may have a material impact on the Company’s consolidated financial statements.

Report of Independent Certified Public Accountants

Board of Directors

Spiegel, Inc.

Downers Grove, Illinois

We have audited the accompanying consolidated balance sheet of Spiegel, Inc. (Debtor-in-Possession) and subsidiaries as of January 3, 2004 and the related consolidated statement of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Spiegel, Inc. and subsidiaries at January 3, 2004, and the results of their operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of the Company’s operations and realization of its assets and payments of its liabilities in the ordinary course of business. As more fully described in the notes to the consolidated financial statements, on March 17, 2003, Spiegel, Inc. filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. The uncertainties inherent in the bankruptcy process and the Company’s recurring losses from operations raise substantial doubt about the Company’s ability to continue as a going concern. The Company is currently operating its business as a Debtor-in-Possession under the jurisdiction of the Bankruptcy Court, and continuation of the Company as a going concern is contingent upon, among other things, the confirmation of a plan of reorganization, The Company’s ability to comply with all debt covenants under the existing debtor-in-possession financing agreement, and the Company’s ability to generate sufficient cash from operations and obtain financing sources to meet its future obligations. If no reorganization plan is approved, it is possible that the Company’s assets may be liquidated. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amount and classification of liabilities that may result from the outcome of these uncertainties.

/s/ BDO Seidman, LLP
Chicago, Illinois
March 8, 2004

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

($000s omitted, except where otherwise specified and per share amounts)

General

Spiegel, Inc. and subsidiaries (the “Company”), through its merchant operations, is an international specialty retailer marketing fashionable apparel and home furnishings through catalogs, e-commerce sites and more than 450 specialty retail and outlet stores as of January 3, 2004. In early 2003, the Company ceased all of its credit card operations that had offered private-label credit programs to customers of the Company’s merchant operations and marketed various bankcard credit programs nationwide through its special-purpose bank. See Discontinued Operations below for further description of these discontinued operations.

Bankruptcy Proceedings

In February 2002, the Company, together with the lending institutions under its $750,000 revolving credit agreement, determined that a material adverse change had occurred due to the Company’s operating performance in the fourth quarter of 2001 and the estimated loss recorded on the expected sale of the bankcard segment. Accordingly, on February 18, 2002, the borrowing capacity on the credit facility was capped at $700,000, which represented the borrowings outstanding on that date. Additionally, for the reporting period ended December 28, 2002, the Company was in default of the financial and other covenants under the credit agreement and its other non-affiliate loan agreements. See “—Liquidity and Capital Resources” below for a description of these agreements and defaults.

A principal source of liquidity for the Company had been its ability to securitize substantially all of the credit card receivables that it generated. As further described in Note 3, in March 2003, a Pay Out Event occurred on all six series of the Company’s asset backed securitizations, thereby precluding the Company from continuing to securitize new credit card receivables. The Company was unable to secure alternative sources of financing from its existing lenders or other third parties to provide adequate liquidity to fund the Company’s operations.

As a result, on March 17, 2003, Spiegel, Inc. and 19 of its direct and indirect subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. The reorganization is being jointly administered under the caption “In re: Spiegel, Inc., et al., Case No. 03-11540 (CB),” referred to collectively as the Chapter 11 case. Spiegel, Inc. and its Chapter 11 debtor subsidiaries are currently operating their businesses and managing their properties and assets as debtors-in-possession under the Bankruptcy Code. During the Chapter 11 case, the Company and its Chapter 11 debtor subsidiaries will continue to operate their businesses in the ordinary course, however, the Company and its Chapter 11 debtor subsidiaries may not engage in transactions outside the ordinary course of their businesses without the approval of the Bankruptcy Court.

Most of the Company’s subsidiaries in its credit card operations were not included in the Chapter 11 case. These operations are currently in liquidation as more fully described below.

On March 17, 2003, the Bankruptcy Court gave interim approval for $150,000 of a $400,000 senior secured debtor-in-possession financing facility (the “DIP Facility”) from Bank of America, N.A., Fleet Retail Finance, Inc. and The CIT Group/Business Credit, Inc. On April 30, 2003, the Bankruptcy Court granted final approval for the total amount, which was later reduced to $350,000. The DIP Facility will be used to supplement the Company’s existing cash flow during the reorganization process. A description of the DIP Facility appears under “—Liquidity and Capital Resources.”

On March 17 and 18, 2003, the Bankruptcy Court approved other “first day” motions permitting the Company to, among other things:

•	continue payments for associate wages, salaries and certain other benefits;

•	honor customer programs and other obligations, such as gift certificates, returns and exchanges;

•	maintain its cash management system;

•	pay pre-petition claims of a number of critical vendors;

•	pay specified pre-petition customs duties and shipping charges;

•	maintain pre-petition investment practices;

•	pay pre-petition obligations necessary to maintain current insurance coverage;

•	pay specified non-property taxes;

•	reject some of its executory contracts;

•	retain legal, financial and other professionals on an interim basis pending a final hearing; and

•	extend the time to file a schedule of assets and liabilities and statements of financial affairs.

In July 2003, the Company received Bankruptcy Court approval to implement a Key Employee Retention Plan (the “KERP”), which provides for cash incentives and enhanced severance payments to certain members of the management team and other employees. The KERP is intended to encourage employees to continue their employment with the Company through the reorganization process. The Company has finalized and implemented the KERP.

As a result of the Chapter 11 filing, the realization of assets and satisfaction of liabilities, without substantial adjustments and/or changes in ownership, are subject to uncertainty. While operating as debtors-in-possession under the protection of Chapter 11 of the Bankruptcy Code and subject to approval of the Bankruptcy Court or otherwise as permitted in the ordinary course of business, the Debtors, or some of them, may sell or otherwise dispose of assets and liquidate or settle liabilities for some amounts other than those reflected in the consolidated financial statements. Further, a plan of reorganization could materially change the amounts and classifications in the historical consolidated financial statements.

The matters described above raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. The Company’s consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applicable to a going concern, which contemplate, among other things, realization of assets and payment of liabilities in the normal course of business and in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position No. 90-7 (“SOP 90-7”), “Financial Reporting by Entities in Reorganization under the Bankruptcy Code.” Accordingly, all pre-petition liabilities subject to compromise have been segregated in the consolidated balance sheet and classified as liabilities subject to compromise, at the estimated amount of allowable claims. Liabilities not subject to compromise are separately classified as current and non-current. Revenues, expenses, realized gains and losses, and provisions for losses resulting from the reorganization are reported separately as reorganization items, net in the consolidated statement of operations. Cash used for reorganization items is disclosed separately in the consolidated statement of cash flows. The eventual outcome of the Chapter 11 case is not presently determinable. As a result, the consolidated financial statements do not give effect to any adjustments relating to the recoverability and classification of assets, the amount and classification of liabilities or the effects on existing stockholders’ deficit that may occur as a result of the Chapter 11 case. The consolidated financial statements also do not give effect to any adjustments relating to the substantial doubt about the ability of the Company to continue as a going concern.

Since filing for protection under Chapter 11 of the Bankruptcy Code, the Company has experienced a decrease in assets, an increase in liabilities (including liabilities subject to compromise), and continued decreases in sales and revenues, resulting in an increase in losses from continuing operations. The Company’s ability to continue as a going concern will depend upon, among other things, the confirmation of a plan of reorganization, the ability of the Company and its Chapter 11 debtor subsidiaries to comply with the provisions of the DIP Facility and to generate cash from operations and obtain financing sufficient to satisfy their future obligations. These challenges are in addition to the operational and competitive challenges the Company’s business faces in general. The Company cannot predict at this time the ultimate effect that the Chapter 11 case will have on its operations, particularly the value of its assets, its net sales and its access to, and the cost of, goods sold. See “—Forward Looking Statements” for a description of these and other factors that pose risks to the Company’s business. The Company has incurred, and will continue to incur, significant costs associated with the reorganization and cannot predict with certainty how these costs will impact its ability to continue as a going concern.

The Company’s reorganization efforts continue to proceed as planned and may include the sale of significant assets and/or subsidiaries. The accompanying financial statements do not give effect to potential losses that may occur if any such sale is ultimately consummated. The ultimate timing for the filing of and approval of a reorganization plan is not currently known.

Pursuant to the “automatic stay” in effect during the pendency of the Chapter 11 case, actions to collect prepetition indebtedness, as well as most other pending litigation, are stayed against the Company and its Chapter 11 debtor subsidiaries. In addition, other prepetition claims against the Company and its Chapter 11 debtor subsidiaries generally may not be enforced during the Chapter 11 case. However, substantially all prepetition liabilities of the Company and its Chapter 11 debtor subsidiaries are, absent a separate order of the Bankruptcy Court, subject to compromise and settlement under a confirmed plan of reorganization. As a result, the Company and its Chapter 11 debtor subsidiaries will defer payments of principal and interest on prepetition debt and will compromise such amounts pursuant to a confirmed plan of reorganization. As of the filing date, the Company had outstanding secured debt obligations totaling $48,000 and unsecured debt obligations totaling approximately $1,252,857.

Schedules Filed with the Bankruptcy Court

Under the Bankruptcy Code and applicable rules of bankruptcy procedure, the Company and its Chapter 11 debtor subsidiaries must file schedules of its assets and liabilities and statements of its financial affairs with the Bankruptcy Court, setting forth, among other things, the assets and liabilities of the Company as shown by their books and records, subject to certain assumptions. All of the schedules may be amended or modified in the future and may differ materially from the Company’s consolidated financial statements. The Company has filed the required schedules of its assets and liabilities and statements of its financial affairs with the Bankruptcy Court. Differences between amounts scheduled by the Company and claims made by creditors will be investigated and resolved in connection with the Chapter 11 claims resolution process, and may be significant. The process of reconciling claims was commenced after October 1, 2003, the date by which creditors were required to file prepetition claims against the Company and its debtor subsidiaries and, in light of the number of creditors of the Company, will take considerable time to complete. The Company cannot ascertain at this time the ultimate number and amount of allowed claims or the ultimate distribution on those claims. However, the Company expects to incur additional liabilities, which will be subject to compromise pursuant to a confirmed plan of reorganization, based on the determination of the Bankruptcy Court (or agreement of parties-in-interest) of allowed claims for items that are currently contingent or disputed. The final plan of reorganization will ultimately determine the distributions to holders of allowed claims. In addition, the formation of a plan of reorganization is likely to cause other potential adjustments to asset values or liabilities, for example, as a result of potential asset sales or liquidation of liabilities at amounts different than the carrying amounts presently reflected in the financial statements. The recorded balance as of January 3, 2004 for liabilities subject to compromise represents management’s current best estimate of allowable claims. The more significant possibilities for material changes in these estimates relate to various litigation claims made against the Company. Management cannot currently predict how such matters will ultimately be settled. The consummation of a confirmed plan of reorganization could also materially alter the amounts reported in the Company’s consolidated financial statements. At the present time, the Company cannot predict the ultimate effect that the consummation of a confirmed plan of reorganization may have on the Company’s assets and liabilities nor can it predict the various adjustments that may occur to the Company’s assets or liabilities during the reorganization process in general. However, the Company believes that the future reorganization activities will have a material impact on the assets and liabilities of the Company. Furthermore, the Company has incurred, and will continue to incur, significant costs associated with the reorganization. See Note 6 to the consolidated financial statements.

Executory Contracts and Unexpired Leases

In addition, under the Bankruptcy Code, the Company and its Chapter 11 debtor subsidiaries must, subject to Bankruptcy Court approval and satisfaction of other requirements, assume or reject executory contracts and unexpired leases to which they are party, including their retail store leases. Under the Bankruptcy Code, a debtor has 60 days after it files its Chapter 11 case to assume or reject unexpired leases of nonresidential real property. The Company has requested and been granted extensions to assume or reject unexpired leases of nonresidential real property. Most recently, on February 3, 2004, the Bankruptcy Court approved the Company’s motion for an extension until May 31, 2004, for the Company to assume or reject its unexpired leases of nonresidential real property. The Company reserves its right to seek additional extensions, if necessary. There is no deadline by which the Company must assume or reject other unexpired leases or executory contracts. In the event that the Company or one of its Chapter 11 debtor subsidiaries reject an executory contract or unexpired lease, affected parties may file claims against the applicable counterparty in respect of amounts owing, subject to certain caps and other limitations under applicable sections of the Bankruptcy Code. On the other hand, if the Company or one of its Chapter 11 debtor subsidiaries assumes an executory contract or unexpired lease, the Company is generally required to cure all prior defaults, including all prepetition liabilities, which may be significant. As a result, during the Chapter 11 case, the Company expects to record adjustments to its liabilities.

The Company expects to incur additional liabilities, which will be subject to compromise pursuant to a confirmed plan of reorganization, as a result of rejecting executory contracts and/or unexpired leases and any other activity that may result in additional liabilities subject to compromise. Conversely, the Company’s assumption of executory contracts and/or unexpired leases will convert liabilities subject to compromise under a confirmed plan of reorganization into postpetition liabilities that are not subject to compromise.

Plan of Reorganization

In order to emerge from Chapter 11, the Bankruptcy Court must confirm a plan of reorganization and the Company and its Chapter 11 debtor subsidiaries must consummate such a plan. Although the Company and its Chapter 11 debtor subsidiaries expect to file a plan or plans of reorganization providing for emergence from Chapter 11, they cannot assure investors that any plan of reorganization will be proposed, confirmed or ultimately consummated. The Company and its Chapter 11 debtor subsidiaries initially have the exclusive right to file a plan of reorganization for 120 days after filing the Chapter 11 case. The Company has requested and been granted extensions of the period in which it has the exclusive right to file a plan of reorganization. Most recently, on February 10, 2004, the Company obtained an extension of this exclusive period until May 10, 2004, and the Company has reserved its right to seek additional extensions of this period. If the Company and its Chapter 11 debtor subsidiaries fail to file a plan of reorganization during this period and thereafter the creditors do not approve the plan prior to the date that is sixty days after the termination of this period, any party-in-interest may then file its own plan of reorganization.

The United States Trustee has appointed an official committee of unsecured creditors. The creditors’ committee and its legal representatives often take positions on matters that come before the Bankruptcy Court. As a result, it is the most likely entity with which the Company will negotiate the terms of a plan of reorganization. The creditors’ committee may not support the Company’s positions in the bankruptcy case or the plan of reorganization. Furthermore, disagreements between the Company and the creditors’ committee could protract the bankruptcy case, negatively impact the ability of the Company to operate during the Chapter 11 case and delay the Company’s emergence from Chapter 11. In order for a plan of reorganization to be confirmed under the Bankruptcy Code it is necessary that, among other things, the requisite number of creditors and/or equity holders entitled to vote must approve the plan. However, under certain circumstances set forth in the Bankruptcy Code, a Bankruptcy Court may confirm a plan of reorganization notwithstanding its rejection by an impaired class of creditors or equity holders. In addition, under the priority scheme set forth in the Bankruptcy Code, certain post-petition liabilities and pre-petition liabilities need to be satisfied before equity holders are entitled to receive any distributions. The Company cannot predict what values, if any, will be ascribed to any of the constituencies in the Chapter 11 case. Accordingly, holders of Spiegel common stock could receive no distribution in respect of their equity interests and their interests could be cancelled, under a confirmed plan of reorganization. Holders of Spiegel common stock should therefore assume that they could receive little or no value as part of a plan of reorganization. In light of the foregoing, the Company considers the value of its common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have no value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in its common stock or in any claims related to pre-petition liabilities and/or other securities issued by the Company.

Notwithstanding the Company’s plan to file a plan of reorganization, it is not possible to predict the effect of the Chapter 11 case on the Company’s business, various creditors and equity holders or when the Company will be able to exit Chapter 11. The Company’s future results are dependent upon the Company confirming and consummating, on a timely basis, a plan of reorganization.

Securities and Exchange Commission Actions Against the Company

As the Company previously reported, on March 7, 2003, the SEC commenced a civil proceeding against the Company in the Court alleging, among other things, that the Company’s public disclosures violated Sections 10(b) and 13(a) of the Securities Exchange Act of 1934. Simultaneous with the filing of the SEC’s complaint, the Company announced that it had entered into a consent and stipulation with the SEC resolving, in part, the claims asserted in the SEC action. Solely for purposes of resolving the SEC action, the Company consented to the entry of a partial final judgment, which was entered against the Company on March 18, 2003, and amended on March 27, 2003. Under the terms of the SEC Judgment, the Company agreed, among other things, to the entry of a permanent injunction enjoining any conduct in violation of Sections 10(b) and 13(a) of the Securities Exchange Act of 1934, as amended, and various rules and regulations thereunder. The Company also consented to the appointment of an independent examiner by the court to review its financial records since January 1, 2000, and to provide a report to the court and other parties regarding the Company’s financial condition and financial accounting. The SEC reserved its right to petition the court to require the Company to pay disgorgement, prejudgment interest and civil penalties, or to impose other equitable relief. The Company is cooperating fully with the ongoing SEC investigation.

The report of the independent examiner was issued on September 5, 2003 and delivered to the court on September 12, 2003. The Company filed the report of the independent examiner with the SEC under cover of Form 8-K on September 12, 2003. The independent examiner’s report questions the Company’s accounting policies and procedures regarding among other matters, revenue recognition, its securitization transactions, valuation of its retained interest in its securitization transactions, covenant defaults and internal controls over its credit underwriting process. The report also questions the timeliness and adequacy of the Company’s disclosures about its financial condition and operating results.

As previously disclosed, the Company’s former outside auditors, KPMG LLP, advised the Company that they could not complete their audit of the Company’s 2002 financial statements until they had an opportunity to review and consider the report of the independent examiner appointed under the terms of the SEC Judgment. See the Introductory Note on page 1 for further discussion.

The Company’s management is analyzing the findings of the independent examiner’s report. However, the Company can neither provide any guidance as to the impact, if any, on the Company’s pre-2003 financial statements that may result from these analyses nor state with any certainty when the analyses will be completed.

The U.S. District Court in Chicago (the Court) entered an Order on December 4, 2003, granting relief in response to the Company’s motion to modify the Amended Partial Final Judgment and Order of Permanent Injunction and Other Equitable Relief (the Amended Partial Final Judgment) entered on March 27, 2003. The Amended Partial Final Judgment was modified previously by the Order Granting Spiegel, Inc. Partial Relief From Permanent Injunction, entered April 15, 2003, which provides, among other things, that the Company would not be in contempt of the Amended Partial Final Judgment as a result of its inability to file its periodic reports with the SEC until after the completion of the report of the Independent Examiner appointed by the Court, but no later than December 3, 2003.

On November 25, 2003, the Company filed with the Court a motion requesting an extension until April 7, 2004, to file its 2002 fiscal year annual report on Form 10-K and its three quarterly reports for the 2003 fiscal year on Forms 10-Q with the Securities and Exchange Commission (SEC). The Order provides that, Spiegel, Inc., and its officers, directors, employees and agents, are not, and will not in the future, be in contempt of the Amended Partial Final Judgment as a result of the Company’s inability to timely file its 2002 Form 10-K and its quarterly reports for the 2003 fiscal year on Forms 10-Q with the SEC. The Order requires that Spiegel, Inc., among other things, continues to comply with the additional reporting obligations on Form 8-K specified in the Order Granting Spiegel, Inc. Partial Relief From Permanent Injunction entered April 15, 2003 and files any past due Form 10-K or Forms 10-Q with the SEC as soon as possible and not later than April 7, 2004. On November 17, 2003, the Company determined to dismiss its independent auditors, KPMG LLP. The Company also announced that it had reached an agreement with BDO Seidman, LLP to serve as its independent public accountants and on December 18, 2003, obtained Bankruptcy Court approval to employ and retain them. Due to the change in the Company’s auditors, the liquidation of the Company’s bank, and other events in the Company’s bankruptcy proceeding, the Company will not be able to comply with the Order and is in discussions with the SEC staff to determine an acceptable resolution.

Discontinued Operations

Historically, the operating results for the Company were reported for two segments: merchandising and bankcard. The merchandising segment included an aggregation of the Company’s three merchant divisions and the private-label credit card operation. The bankcard segment included primarily the bankcard operations of First Consumers National Bank (“FCNB”), the Company’s special purpose bank, and its subsidiary. In the fourth quarter of fiscal 2001, the Company formalized a plan to sell the bankcard segment. Accordingly, pursuant to the then-existing accounting and reporting rules under APB No. 30, “Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions” the results of this business have been classified as discontinued operations since 2001. Under those rules, in 2001, the Company established a reserve for all estimated future losses of the bankcard operations. That reserve was adjusted in 2002 based on events and circumstances described below that were not anticipated when the original reserve was established. Interest expense was allocated to discontinued operations based upon debt that could be specifically attributed to the credit card operations and amounted to $14,165 in 2003.

Additionally, as a result of the impacts of the Pay Out Events described below, the Company decided in 2003 to cease all of its private-label credit card operations. Pursuant to the current accounting and reporting rules under SFAS No. 144, the private-label credit card operations have also been reflected as discontinued operations as of and for the fiscal year ended January 3, 2004.

Liquidation of FCNB. On May 15, 2002, FCNB entered into an agreement with the Office of the Comptroller of the Currency (the “OCC”). The agreement calls for FCNB to comply with certain requirements and restrictions regarding its bankcard business and on November 27, 2002, the OCC approved a disposition plan for the bank. Under the terms of this plan, if FCNB did not receive an acceptable offer to buy the bankcard portfolio by January 2003, it was required to implement plans to liquidate its bankcard portfolio. On February 14, 2003, the Company received a letter from the OCC requiring FCNB to immediately begin the process of liquidating the bankcard receivables portfolio and indicating the steps it must take to do so. On March 7, 2003, FCNB discontinued charging privileges on all MasterCard and Visa bankcards issued by FCNB to its customers and, began the liquidation process required by the OCC.

On March 14, 2003, the OCC commenced a cease and desist proceeding against FCNB and issued a temporary cease and desist order indicating, among other things, that FCNB should cease performing its duties as servicer of the bankcard and private-label receivables securitizations as soon as practicable. In response to the temporary OCC order, MBIA Insurance Corporation (“MBIA”), the insurer for two of the three private-label series of securitizations, filed an action in the United States District Court for the District of Oregon against FCNB for violation of the existing securitization agreements. On April 11, 2003, FCNB entered into a settlement agreement with MBIA. The terms of the settlement are consistent with the OCC consent order described below. The suit brought by MBIA was dismissed with prejudice. On April 15, 2003, FCNB executed a stipulation and consent to the issuance of a permanent consent order, accepted by the OCC, the terms of which are to supersede and terminate the temporary cease and desist order. The terms of the consent order, dated April 15, 2003, require FCNB to:

•	cease performing its duties as servicer of the bankcard and private-label securitization trusts upon the appointment of a successor servicer for each trust no later than June 30, 2003;

•	perform the duties and responsibilities of servicer under the relevant servicing agreements until a successor servicer is appointed, in accordance with the terms of the consent order;

•	withhold, on a daily basis, its servicing fee, calculated in accordance with the terms of the consent order, from the funds it collects;

•	deposit its servicing fee in a segregated account designated for this purpose; and

•	submit, on a weekly basis, a written progress report from its board of directors to the OCC detailing the actions taken to comply with the terms of the consent order and the results of those actions.

FCNB has complied with the provisions of the consent order described above. In addition, the trustee of each securitization trust appointed a successor servicer for the securitizations. Cardholder Management Services (“CMS”), a subsidiary of Cardworks, was appointed the successor servicer for the private-label receivables portfolio and assumed servicing responsibilities at the end of June 2003. FCNB has been informed that The Bank of New York, as securitization trustee, appointed First National Bank of Omaha the successor servicer for the bankcard receivables portfolio at the end of June 2003.

In June 2003, FCNB submitted a liquidation plan to the OCC, which supersedes the previous disposition plan approved in November 2002. The terms of the plan require FCNB to cease its credit card servicing and all other operating activities on or before June 30, 2003 and to proceed to final liquidation of its assets and final satisfaction of its liabilities beginning in July 2003. Further, the liquidation plan provides for the appointment of the President of FCNB as liquidating agent, the individual who will assume responsibility for carrying out the plan of liquidation. A formal liquidation notice was issued providing that all claims needed to be received by the liquidating agent by September 14, 2003. FCNB has begun the claims reconciliation process. However, due to the uncertain nature of many of the claims asserted against FCNB, the Company is unable to predict the expected settlement amount of such claims with any degree of certainty. In addition, although the Company believes that its loss reserve established for the discontinuance of the bankcard segment is adequate, based upon existing facts, the ultimate cost to liquidate FCNB and settle claims is not known with certainty. Finally, the impact of the liquidation of FCNB on the Company’s financial statements for its continuing operations is not known. Certain claims made against FCNB have also been asserted against the Company. If FCNB is not financially able to settle these claims, the claims may be asserted against and may have to be settled by the Company and may have a significant impact on the Company’s financial statements in future periods.

Pay Out Events. FCNB, in addition to its own bankcards, had issued substantially all of the Company’s private-label credit cards and continued to service the related receivables through June 2003, including securitized receivables. In March 2003, FCNB notified the trustees for all six series of its asset backed securitization trusts that a Pay Out Event, or an early amortization event, had occurred on each series.

Pay Out Events on the First Consumers Master Trust Series 1999-A, the First Consumers Credit Card Master Note Trust Series 2001-A and the Spiegel Credit Card Master Note Trust Series 2000-A occurred because each of these series failed to meet certain minimum performance requirements for the reporting period ended February 28, 2003. This failure was due to the securitized receivables in each of the trusts generating insufficient returns for each of the trusts to meet its respective obligation under its respective securitization documents (or the failure to meet what is commonly referred to as the excess spread test). The failure to meet the excess spread test resulted from significant declines in the performance and credit quality of the securitized receivables due to higher charge-off rates and lower net sales and collections.

The Pay Out Events on the two First Consumers series caused, through cross-default provisions, a Pay Out Event on the First Consumers Credit Card Master Note Trust Series 2001-VFN. The Pay Out Event on the Spiegel 2000-A Series caused, through cross-default provisions, a Pay Out Event on the Spiegel Credit Card Master Note Trust Series 2001-VFN. In addition, MBIA also declared a Pay Out Event on the Spiegel 2001-A Series. As a result of the Pay Out Events, amounts collected from the credit card customers by the trusts are now entirely used to pay expenses and investors in the trusts rather than a portion of those proceeds being used to purchase additional receivables from the Company. Accordingly, the Company lost a significant source of liquidity. See “—Results of Operations—Finance Revenue” for a fuller description of the effect on the Company’s financial statements of these Pay Out Events.

Cancellation of Private Label Cards. As a result of these Pay Out Events, substantially all monthly excess cash flow from securitized receivables remaining after the payment of debt service and other expenses of the trusts is diverted to repay principal to investors of the trusts on an accelerated basis, rather than to pay the cash to the Company upon deposit of new receivables. On March 11, 2003, the Company’s merchant companies ceased honoring the private-label credit cards issued to their customers by FCNB in response to these events. On March 17, 2003, the Company and its Chapter 11 debtor subsidiaries filed a motion with the Bankruptcy Court to reject their private-label credit card agreements with FCNB. This motion was approved by the Bankruptcy Court on March 18, 2003.

The merchant companies had issued a limited number of private-label credit cards directly rather than through FCNB, which were serviced by FCNB. As a result of the impending liquidation of FCNB, the Company decided to cease issuing new private-label credit cards internally and stopped honoring existing cards at its merchant companies. In June 2003, the Company sold these merchant issued credit card receivables without recourse, which had a balance of approximately $5,000, for approximately $4,000 to First National Bank of

Omaha. However, on April 28, 2003, the Company announced that it had entered into a ten-year agreement with ADS, the terms of which were subsequently approved by the Bankruptcy Court, to establish a new private-label credit card program for its merchant companies. Services provided by ADS under this agreement include establishing credit criteria for customer acquisition, issuing and activating new cards, extending credit to new cardholders, authorizing purchases made with the new cards, customer care and billing and remittance services. The new ADS credit card program is separate from and has no relation to the Company’s existing or prior credit card programs. ADS began issuing cards under this program in May 2003.

The Company is charged a customary fee on all credit transactions with ADS. In addition, payments to the Company for customer purchases made with their ADS-issued cards are subject to a 20% “holdback amount.” The holdback currently equals 20% of the principal portion of the receivable balance for merchant accounts financed by ADS at each month end. Receivables, as of January 3, 2004, include $15,316 due from ADS, which represents a 20% holdback on the outstanding principal portion of credit card receivables of ADS, generated from sales of the Company’s products. Subsequent to ceasing its own credit card operations in early 2003, the Company entered into an agreement with ADS whereby ADS issues and manages private-label credit cards for the Company’s merchant operations. Upon a customer’s use of these credit cards, ADS pays the Company the balance charged less the holdback, which is then paid to the Company upon ADS’ collection from the customer. ADS, under certain limited conditions, may draw upon the holdback, as reimbursement for a portion of its write-offs in connection with customers failure to pay their credit card accounts and therefore reduce the amount it owes the Company. Upon the Company’s emergence from Chapter 11, the holdback will be reduced to 10%, and thereafter will be eliminated if the Company satisfies certain financial criteria. The Company assesses the collectibility of this receivable on an ongoing basis based upon the Company’s progress in the Chapter 11 proceeding and based upon the Company’s assessment of achieving certain financial criteria. In the event the agreement is terminated under certain circumstances, the Company is required to purchase a substantial portion of the unpaid and outstanding accounts including outstanding finance charges and fees.

Store Closings and Other Restructuring Items

In April 2003, the Company announced its intent to close all 21 of its Spiegel and Newport News outlet and clearance stores as part of its reorganization efforts due to poor performance at each store. The store-closing plan received Bankruptcy Court approval and all 21 of the Spiegel and Newport News outlet stores were closed in 2003.

In April 2003, the Company announced its intent to close 60 under-performing Eddie Bauer stores as part of its ongoing reorganization process. The store-closing plan received Bankruptcy Court approval. The Company closed 59 of these stores in 2003 and decided to keep one of the stores open.

In May 2003, the Company announced its intent to close a customer contact center located in Bothell, Washington and one in Rapid City, South Dakota to lower the Company’s overall cost structure. The Bothell customer contact center closed in July 2003. The Rapid City facility is expected to handle limited support activities through the end of June 2004. In addition, the Company announced its intent to consolidate its retail distribution operations from a facility in Columbus, Ohio to its facility in Groveport, Ohio. The retail distribution operation was relocated to the Company’s Groveport facility in September 2003.

The Company recorded an impairment charge of $6,562 in fiscal 2003, which is included in selling, general and administrative expenses. The 2003 charge related to a distribution center in Virginia dedicated to one of the Company’s merchant operations that continues to be used in that operation.

While the Company has neither adopted a plan nor reached a final decision regarding the sale of its wholly owned subsidiary, Newport News, Inc., in September 2003, the Company announced that, as part of its ongoing restructuring process, it had retained an investment banker to solicit parties who may be interested in acquiring Newport News, Inc. Previously, the Company had announced its intent to close its distribution facility located in Newport News, Virginia. However, in view of the possible sale of Newport News, the Company has deferred its decision to close this distribution facility.

While the impact of a possible sale of any business unit on the consolidated financial statements is not known with certainty, any sale, if it were to occur, is expected to have a material impact on the consolidated financial statements.

In December 2003, the Company announced its intent to close 29 additional underperforming Eddie Bauer stores, 14 of which had lease expirations, as a part of its ongoing reorganization process. This store-closing plan received Bankruptcy Court approval in January of 2004 and the stores closed in the first quarter of 2004.

Finally, the Company may be conducting other asset sales in future periods, which may have a significant impact on the consolidated financial statements.

Asset impairments were recorded in accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The closure of retail and outlet stores described above, as well as other facilities, resulted in the write-off of approximately $10,149 and $6,746 in assets primarily related to leasehold improvements that have no future benefit in the second and third quarter of 2003, respectively. As part of the reorganization process, the Company recorded a write-off of approximately $35,962 in the second quarter of 2003, for a rent leveling asset and other assets associated with the headquarter building. The impairment was recorded based upon management’s decision to terminate the related lease agreement. The Company also abandoned certain capital projects due to capital expenditure restrictions, which led to the write-off of approximately $21,602 and $558 in assets in the second and third quarters of 2003, respectively. Finally, the Company recorded an approximate $6,160 write-off related to the Company’s decision to sell a distribution facility. The facility is anticipated to be sold by April 2004.

Other lease rejection costs primarily represent the Eddie Bauer rejected leases from store closings described previously and the rejected lease of the Company’s headquarter facilities. Lease rejection costs include amounts expected to be due to landlords to terminate the related leases. The Company held a lease guaranty bond, issued by an insurance carrier in 1999, in the amount of approximately $8,000. This bond provided a guarantee to the mortgage holder for its headquarter facility for payment of any rent differential if the Company did not meet its performance obligations under its existing lease agreement. In the third quarter of 2003 the Company recorded a reorganization expense of approximately $25,000 associated with the rejection of this lease. In the fourth quarter of 2003, the Company entered into an agreement with the lessor to settle the lease rejection claim for approximately $11,000 and this amount has been recorded as a reorganization expense and as a liability subject to compromise in the consolidated financial statements.

As part of the Company’s reorganization efforts, it is moving forward with certain strategic initiatives. The Company will be considering the sale of one or more divisions or the sale of selected assets as part of a liquidation of a division. The specific impact of any potential sale on the Company’s financial statements cannot yet be quantified. However, a sale or liquidation of any division may have a material impact on the Company’s consolidated financial statements.

Seasonality

The Company’s retail and direct businesses experience two distinct selling seasons, spring and fall. The spring season is comprised of the first and second quarters and the fall season is comprised of the third and fourth quarters. Net sales are usually substantially higher in the fall season and selling, general and administrative expenses as a percentage of net sales are usually higher in the spring season. Approximately 33% of annual net sales in fiscal 2003 occurred in the fourth quarter. The Company’s working capital requirements also fluctuate throughout the year, increasing substantially in September and October in anticipation of the holiday season inventory requirements.

Other

The Company relies upon third parties to perform certain operations for the Company. Among other things, the Company’s net sales on the Internet are dependent upon a third party to maintain the website to allow customers to purchase products. If this third party were unable to support the Company’s website for whatever reason, the Company would need to migrate to another Internet provider and this may have a negative impact on net sales. In addition, the Company purchases third party sourced products from various vendors. In some circumstances, the Company relies upon a limited number of vendors to produce entire product lines for the Company. If for whatever reason these vendors no longer produce product for the Company, the Company would be required to find other vendors to produce similar products. If the Company were unable to locate new vendors for the production of product, this could have a significant impact on net sales.

In order to protect against and be prepared for disruptions in the Company’s computer infrastructure, the Company has been working on improving its computer disaster recovery plan over the last several quarters. However, as a result of the Company’s filing for bankruptcy, certain disaster recovery initiatives with respect to computer systems have been delayed. Although the Company has taken steps to improve its disaster recovery plan, the occurrence of a disaster may have a significant impact on the Company’s ability to operate its existing computer systems and this may have a material impact on the Company’s financial condition.

The Company has four customer contact centers, two are located in Canada and one is located in Virginia, and one is located in South Dakota. The facilities located in Canada now handle the majority of the Company’s customer contact calls. The Company is not aware of any regulatory or other issues that present a risk to its business operations in Canada. However, any adverse change in laws or regulations that affected the Canadian operations or a major business disruption in these facilities would have a significant impact on the Company’s operations.

In the second quarter of 2003, the Company made the decision to change the merchandise assortment and overall brand strategy at Spiegel Catalog. The Company’s success in implementing a new brand strategy that is desirable to customers is not presently determinable. The mailing of the Spring 2004 catalogs was the launch of the new brand strategy. The impact of these strategy changes is not known with certainty as of the end of the first quarter of 2004.

The Company had previously provided unaudited financial statements for 2002 as required under the consent order with the SEC. Based upon the recently completed audit for 2003, the Company reflected an adjustment approximating $18 million to the beginning 2003 retained earnings to reflect primarily the write-down of certain assets at the credit card operations at the end of 2002 which were not subsequently collected.

On October 14, 2003, the Company’s primary insurance carrier for directors and officers issued a reservation of rights letter to rescind coverage for the Company’s insurance policy period beginning March 1, 2002 to March 1, 2004, as a result of the allegations made in the SEC civil proceeding against the Company and the related report of the independent examiner (as previously desribed). In March 2004, the primary insurance carrier agreed to withdraw the reservation of rights letter to rescind coverage, and accordingly, the insurance policy beginning March 1, 2002 to March 1, 2004, remains in place for the applicable covered period. In addition, the Company entered into a new agreement with the primary insurance carrier for the insurance policy period beginning March 1, 2004 through March 1, 2005. The Company cannot predict whether other insurance carriers included in the insurance policy covered beginning March 1, 2002 to March 1, 2004 will attempt to rescind coverage. Accordingly the Company is unable to predict the future effect, if any, the foregoing may have on its financial condition, operating results, business and management.

LIQUIDITY AND CAPITAL RESOURCES

Cash Flow Analysis

Net cash provided by operating activities totaled $64,910 for fiscal 2003. Positive cash flow from operations in 2003 was primarily a result of a decrease in inventories of $177,068. Inventory declines were due to a number of initiatives including the closure of 59 Eddie Bauer stores and 21 Spiegel Catalog and Newport News Outlet stores. The liquidation of inventories at Spiegel Catalog based upon the decision to reposition the brand also contributed to the decline. Finally, the Company slowed inventory growth to correspond with the slow down in demand due to weak customer response seen at each merchant business. Partially offsetting the positive cash flow were reorganization items of $27,642, which related primarily to the payment of professionals involved in the Chapter 11 proceeding.

Net cash used in investing activities totaled $3,828 for fiscal 2003. Net additions in the current year comprised primarily Eddie Bauer retail store remodeling and information technology purchases for equipment and development.

Net cash used for financing activities totaled $9,043 and related to the costs incurred for the DIP facility.

Debt Obligations

Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most other pending litigation, are stayed and other contractual obligations against the debtors in the bankruptcy case generally may not be enforced. Absent an order of the Bankruptcy Court, substantially all of the prepetition liabilities are subject to settlement under a plan of reorganization to be voted upon by creditors and equity holders and approved by the Bankruptcy Court. As a result, the Company will defer payments of principal and interest on pre-petition debt until a plan of reorganization has been approved by the Bankruptcy Court. The ultimate recovery to creditors and equity holders, if any, will not be determined until confirmation of a plan or plans of reorganization. No assurances can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of the constituencies. Under the Bankruptcy Code, the debtors may also assume or reject executory contracts and unexpired leases, including store leases, subject to Bankruptcy Court approval and satisfaction of other requirements. In the event of rejection, the affected parties may file claims against the Company. On the other hand, the assumption of any of these contracts or leases will generally require the Company to cure all prior defaults, including all pre-petition liabilities. Payments on these liabilities may be significant.

In connection with its Chapter 11 filing, the Company secured a $350,000 of America, N.A., Fleet Retail Finance Inc. and The CIT Group/Business Credit, Inc. On April 30, 2003, the Bankruptcy Court granted final approval for the entire DIP Facility. The DIP Facility will be used to supplement the Company’s cash flow during the reorganization process.

The DIP Facility is a revolving credit facility under which Spiegel, Inc., Eddie Bauer, Inc., Spiegel Catalog, Inc., Ultimate Outlet Inc. and Newport News, Inc. are the borrowers and, together with the other Chapter 11 debtor subsidiaries, are guarantors. The DIP Facility has super priority claim status in the Chapter 11 case and is secured by first priority liens on all of the debtors’ assets, subject to the following: valid and unavoidable pre-petition liens, certain other permitted liens applicable to certain assets, the fees and expenses of the independent examiner appointed by the court in connection with the SEC Judgment and up to $7,000 for professional and administrative fees.

Advances under the DIP Facility may not exceed a borrowing base equal to various percentages of the Company’s eligible accounts receivable, eligible inventory and eligible real estate, less specified reserves. Availability at January 3, 2004 was approximately $123,200.

Borrowings under the DIP Facility bear interest, at the option of the borrower, at prime plus 1.00% or at LIBOR plus 3.00%. As of January 3, 2004, there were no borrowings drawn under the DIP Facility. The Company is obligated to pay an unused commitment fee of 0.5% per annum on the unused amount of the maximum committed amount. The DIP Facility is scheduled to terminate on March 17, 2005.

The DIP Facility contains customary covenants, including certain reporting requirements and covenants that restrict the ability of the Company and its subsidiaries to incur or create liens, incur indebtedness and guarantees, make dividend payments and investments, sell or dispose of assets, change the nature of its business, enter into affiliated transactions and engage in mergers or consolidations. In particular, the Company may from time to time need to obtain the approval of the lenders under the DIP Facility in order to implement changes during the reorganization process, such as store closings in excess of those permitted by the DIP Facility, investments or sales of assets or businesses that are not currently permitted or other actions.

An event of default would occur under the DIP Facility if the Company or its subsidiaries failed to comply with these covenants, in some cases, after the expiration of a grace period. Upon the occurrence of an event of default, borrowings under the DIP Facility would, upon demand, become due and payable. In addition, the need to obtain consent or waivers from the lenders may delay or impede the Company’s restructuring efforts.

The Company obtained certain amendments from its lenders under the DIP Facility to implement the following actions:

•	Liquidate excess Spiegel Catalog and Eddie Bauer inventory

•	Increase the number of Eddie Bauer stores permitted to close during the term of the agreement to 150 from 80

•	Sell certain facilities

The Company continues to work with its lenders to obtain other amendments under its DIP Facility to provide additional flexibility for the Company to implement its restructuring initiatives and to address other business issues that may arise.

The Company’s ability to continue as a going concern will depend upon, among other things, the confirmation of a plan of reorganization, its compliance with the provisions of the DIP Facility and its ability to generate cash from operations and obtain financing sufficient to satisfy its future obligations. These challenges are in addition to the operational and competitive challenges the Company’s business faces. The Company anticipates that its DIP Facility, together with its current cash reserves and cash flow from its operations, will be sufficient to fund its operations during the reorganization process. However, the Company has no experience operating as a debtor-in-possession. As a result, the assumptions underlying its projected cash requirements during the bankruptcy process may prove to be inaccurate.

Contractual Obligations

Most of the Company’s prepetition contractual obligations have been stayed under the bankruptcy proceedings and will ultimately be paid, potentially at amounts materially different than as recorded, as part of the Company’s adoption of a reorganization plan. Estimated future minimum lease payments for the next five years and thereafter, approximate $128,345, $114,919, $101,463, $86,283, $75,535, and $207,410. Future lease payments will change based upon the Company’s acceptance or rejection of executory contracts as part of the bankruptcy proceedings. Other commercial commitments include standby letters of credit and trade letters of credit which approximate $2,831. Post-petition accounts payable and accrued expenses will be paid in the normal course of business, generally within one year.

MARKET RISK

The Company is exposed to market risk from changes in interest rates and, to a lesser extent, foreign currency exchange rate fluctuations. Prior to the Pay Out Events, which occurred on the Company’s receivables securitization transactions in March 2003, the Company was also exposed to market risk on its securitizations. As a result of the Pay Out Events, the Company no longer generates receivables that would be deposited in the securitization trusts. As the Company currently has no outstanding borrowings under its DIP Facility, the Company’s current exposure to interest rate changes is minimal.

In seeking to minimize risk, the Company generally manages exposure through its regular operating and financing activities and, when deemed appropriate, through the use of derivative financial instruments. The Company does not use financial instruments for trading or other speculative purposes and is not party to any leveraged financial instruments.

INTEREST RATES

In connection with its filing for bankruptcy protection, the Company secured the $350,000 DIP Facility described above. As of January 3, 2004, no amounts have been borrowed under this facility. All future borrowings under this facility will bear interest at rates that represent a margin over either the prime rate or LIBOR. As a result, the Company expects to have interest rate exposure to shifts in these reference interest rates, depending on the type of borrowing it makes under this facility.

RESULTS OF OPERATIONS

The Company’s results of operations for 2003 were impacted by certain key actions taken as a result of the bankruptcy filing in March 2003.

As part of the Company’s ongoing efforts to strengthen its financial results and establish a more productive store base, the Company took steps at its Eddie Bauer division to reshape its store portfolio and improve existing store productivity. Based on an analysis of its stores, the Company closed 59 Eddie Bauer stores in 2003 and another 29 stores closed in the first quarter of 2004. At the same time, Eddie Bauer continues to refine its product offer and improve store productivity by streamlining its organization and through other cost reduction initiatives. In addition, Spiegel Catalog and Newport News closed 21 outlet and clearance stores in 2003. In the second half of 2003, the Company also decided to change the brand positioning at Spiegel Catalog. The Company launched this new brand positioning to customers in January 2004. In addition, the Company reduced the catalog circulation for each of the merchants and reduced promotional activity at Eddie Bauer. The Company also closed certain call centers, reduced its information systems infrastructure, closed a distribution facility, and lowered its distribution and logistics cost structure. Finally, as part of the reorganization efforts, the Company lowered its headcount at each business unit. The efforts described above resulted in approximately $130,000 in cost savings on an annual basis.

Total net sales declined to $1,766,585 in 2003. In addition, Eddie Bauer comparable store sales decreased 6% from the prior year. (A store is included in comparable store sales if it has been open since before the beginning of fiscal 2002.) Weak customer demand for Eddie Bauer’s menswear offer was the primary reason for the current year’s comparable store sales decline. On April 28, 2003, the Company announced that it had entered into an agreement with ADS, the terms of which were subsequently approved by the Bankruptcy Court, to establish a new private-label credit card program for its merchant companies. The new ADS credit card program is separate from and has no relationship to the Company’s prior credit card programs. Credit-granting measures have been more stringent versus the historical credit card programs. The more stringent credit-granting measures has resulted in a significant reduction in net sales in the current year versus prior year periods.

A primary source of other revenue for the Company relates to amounts billed to customers for catalog and e-commerce shipping and handling. The lower net sales described above also had a negative impact on other revenue reflected in the consolidated statement of operations. Total other revenue was $181,411 in the current year.

Partially offsetting the lower sales and other revenue in 2003 was an improvement in gross profit margin. Gross profit margin improved due to a decrease in occupancy costs due to the Company’s decision to close stores as part of the Company’s reorganization process. This resulted in the elimination of stores with a higher expense ratio versus other stores in the Company. In addition, the Company was able to renegotiate certain lease agreements with third parties resulting in lower overall occupancy expenses. In addition, Eddie Bauer stores had lower markdowns in the current year and improved product sourcing, which resulted in a favorable improvement in gross profit margin in 2003. This was partially offset by higher liquidation markdowns recorded in the current year at Spiegel Catalog due to the decision to change the merchandise assortment.

Selling, general and administrative expenses (“SG&A”) totaled $938,785 in 2003. As part of the reorganization process, the Company performed a review of existing staffing levels at each business unit. This resulted in reductions in force at each location. Offsetting these improvements was lower advertising productivity, which resulted in higher advertising costs as a percentage of net sales. In addition, the Company recorded an impairment of approximately $6,000 relating to one of the Company’s distribution facilities and accelerated the depreciation on certain assets based upon their expected useful life resulting in higher depreciation expense of over $10 ,000 versus historical levels. As described above, the reorganization efforts implemented to date have resulted in approximately $130,000 in cost savings on an annual basis.

Operating loss totaled $93,369 in 2003. Lower net sales at the merchant companies, primarily Spiegel Catalog and Newport News, were the main drivers of the operating loss in fiscal 2003.

Interest expense in the current year totaled $14,703 and relates to the Company’s interest accrued on its secured borrowings as well as interest expense incurred on the Company’s prior credit facilities until March 17, 2003, the bankruptcy filing date. In addition, financing fees under the new DIP financing facility were also included in interest expense.

Overall reorganization expenses in 2003 totaled approximately $163,499. Reorganization items included approximately $83,365 in asset impairments recorded as part of the Company’s bankruptcy reorganization activities, $46,838 in lease rejection costs, $22,564 in professional fees incurred after the Chapter 11 filing date which related directly to the bankruptcy filing, $6,960 for interest rate swaps and $6,677 for severance costs associated with the reorganization activities. See Note 6 to the Consolidated Financial Statements.

The Company has not recorded any tax benefits in 2003 due to substantial doubt about the Company’s ability to continue as a going concern and the resulting uncertainty regarding the utilization of future tax benefits. See Notes 1 and 12 to the Company’s Consolidated Financial Statements.

In the fourth quarter of fiscal 2001, the Company formalized a plan to sell the bankcard segment. Accordingly, pursuant to the then-existing accounting and reporting rules under APB No. 30, “Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions” the results of this business have been classified as discontinued operations since 2001. Under those rules, in 2001, the Company established a reserve for all estimated future losses of the bankcard operations. That reserve was adjusted in 2002 based on events and circumstances described in Note 3 that were not anticipated when the original reserve was established. Interest expense was allocated to discontinued operations based upon debt that could be specifically attributed to the credit card operations and amounted to $14,165 in 2003.

Additionally, as a result of the impacts of the Pay Out Events described above, the Company decided in 2003 to cease all of its private-label credit card operations. Pursuant to the current accounting and reporting rules under SFAS No. 144, the private-label credit card operations have also been reflected as discontinued operations as of and for the fiscal year ended January 3, 2004. Total losses included in discontinued operations in 2003 approximated $51,800. This loss was comprised of $(29,393) in finance and other revenue, $10,549 in SG&A expenses, and $11,858 in interest expense. Future losses for the private label credit card operation will be recorded in the period the expense is incurred. Although the Company does not anticipate significant future expenses for the private label credit card operation, future events may occur resulting in expenses or income to be recognized.

CRITICAL ACCOUNTING POLICIES

Management’s Discussion and Analysis discusses the Company’s Consolidated Financial Statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances. Management generally evaluates its estimates and assumptions on an ongoing basis for significant changes or events. Actual results may differ from these estimates under different assumptions or conditions. Estimates are deemed critical when a different estimate could have reasonably been used or where changes in the estimate are reasonably likely to occur from period to period, and would materially impact the Company’s financial condition, changes in financial condition or results of operations. The Company’s significant accounting policies are discussed in Note 2 of the Consolidated Financial Statements. Critical estimates inherent in these accounting policies are discussed in the following paragraphs.

Chapter 11

As a result of the Chapter 11 filing, the realization of assets and satisfaction of liabilities, without substantial adjustments and/or changes in ownership, are subject to uncertainty. While operating as debtors-in-possession under the protection of Chapter 11 of the Bankruptcy Code and subject to approval of the Bankruptcy Court or otherwise as permitted in the ordinary course of business, the Debtors, or some of them, may sell or otherwise dispose of assets and liquidate or settle liabilities for some amounts other than those reflected in the consolidated financial statements. Further, a plan of reorganization could materially change the amounts and classifications in the historical consolidated financial statements. The Company continues to reflect the consolidated financial statements based upon a going concern and not as a liquidation of a business. If the Company liquidates or sells any business unit, it will likely have a material impact on the consolidated financial statements.

Litigation Reserves

The Company is involved in a number of other legal proceedings and claims, which cover a wide range of matters. In the opinion of management, these other legal matters (except for the claims filed against the Company as part of the Chapter 11 filing which are currently under review (see Note 5)) are not expected to have any material adverse effect on the consolidated financial position or results of operations of the Company. However, future events may require the Company to record additional litigation reserves based upon the outcome of certain proceedings and the ultimate resolution of the claims process.

Inventory Valuation

Inventories, principally merchandise available for sale, are stated at the lower of cost or market. Cost is determined primarily by the average cost method or by the first-in, first-out method. Market place determinations inherently require management judgment and contains estimates such as the amount of markdowns necessary to clear unproductive or slow-moving inventory, which may impact the ending inventory valuation as well as gross margins. The Company reviews its reserve for excess and obsolete inventory on an on-going basis to ensure that net inventory values are reflected at their estimated net realizable value. Although the Company has seen a significant decline in net sales, the Company has managed its inventory purchases in line with the corresponding net sales declines.

Long-Lived Asset Impairment

The Company has a significant investment in intangible assets and property and equipment. The carrying value of long-lived assets are periodically reviewed by the Company whenever events or changes in circumstances indicate that a potential impairment has occurred. For long-lived assets held for use, a potential impairment occurs if projected future undiscounted cash flows are less than the carrying value of the assets. The estimate of cash flows includes management’s assumptions of cash inflows and outflows directly resulting from the use of that asset in operations. When a potential impairment has occurred, an impairment write-down is recorded if the carrying value of the long-lived asset exceeds its fair value. The Company may have to record future write-downs of its long-lived assets as a result of future reorganization efforts. See Note 6.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Otto KG, a privately-held German partnership, acquired the Company in 1982. In April 1984, Otto transferred its final interest in the Company to its family members of the Otto family. Otto and the Company have entered into certain agreements seeking to benefit both parties by providing for the sharing of expertise. The following is a summary of such agreements and certain other transactions.

In May 2002, Spiegel Holdings, Inc. , the Company’s majority owner, provided, as required by the OCC, among other things, a $120,000 deposit to secure payments of certificates of deposit and secured credit card deposits and a $78,000 letter of credit facility to FCNB to secure payment of amounts that could become due against FCNB in the event of the occurrence of certain contingencies. The Company provided an indemnification to Spiegel Holdings, Inc. on the facility in case the facility was utilized by FCNB. As of January 3, 2004, FCNB had borrowed approximately $15,000 on the facility and, as a result, Spiegel Holdings, Inc. issued a demand of payment notice to the Company. This demand note will represent a “liability subject to compromise” in the Company’s Chapter 11 proceedings.

The Company utilizes the services of Otto International (GmbH) as a buying agent for the Company in Hong Kong, Taiwan, Korea, India, Italy, Indonesia, Singapore, Thailand, Poland, Brazil and Turkey. Otto International (GmbH) is a wholly owned subsidiary of Otto. Buying agents locate suppliers, inspect goods to maintain quality control, arrange for appropriate documentation and, in general, expedite the process of procuring merchandise in these areas. Under the terms of its arrangements, the Company paid $2,736 in fiscal 2003. The arrangements are indefinite in term but may generally be canceled by either party upon one year written notice.

In March 2002, the Company entered into a Vendor Payment Services Agreement with Otto International Hong Kong (OIHK), a related party, in order to permit the Company to obtain inventory in Asia. The duration of the agreement is for one year, automatically continuing unless terminated by either party with three months’ written notice. Under the terms of the agreement, the Company has open account terms with various vendors in certain countries in Asia. OIHK pays these vendors the purchase price for goods, less a fee, within seven days of the purchase order receipt. Since the bankruptcy filing, the Company prepays OIHK for 100% of the purchase order value for goods purchased by Spiegel, Newport News and Eddie Bauer. Prior to the bankruptcy filing, the Company had terms ranging from 21 to 60 days to remit cash to OIHK. OIHK has asserted that under the terms of the agreement, it has a lien over certain goods supplied to the Company. The Company and its creditors have reserved the right to contest the validity and amount of the OIHK liens in the Chapter 11 proceeding. A substantial amount of the Company’s inventory purchases have been obtained under the agreement, approximately $308,702 in fiscal 2003. If the agreement is terminated by OIHK, the Company would be required to find alternative methods for obtaining inventory purchases in Asia. This would likely result in an increase in letters of credit required to finance the Company’s inventory purchases. This could result in disruption to the existing operations and, if alternative financing was not obtained, the Company’s operations would be materially adversely affected.

As of January 3, 2004, borrowings outstanding from Otto-Spiegel Finance G.m.b.H. & Co. KG, including accrued interest, consisted of $100,360 in term loans and $60,184 in senior unsecured loans and is reflected in the consolidated financial statements as a liability subject to compromise.

The Company has an agreement with Together, Ltd., a United Kingdom company, which gives the Company the exclusive right to market “Together!” merchandise through the direct sales channels and retail stores. Otto owns Together, Ltd. Commission expenses were $973 in fiscal 2003. These expenses include certain production services, the cost of which would normally be borne by the Company, including design of the product, color separation, catalog copy and layout, identification of suggested manufacturing sources and test marketing information.

In 1993, the Company formed a joint venture with Otto-Sumisho, Inc. (a joint venture company of Otto and Sumitomo Corporation) and entered into license agreements to sell Eddie Bauer products through retail stores and direct sales channels in Japan. The Company believes that the terms of the arrangement are no less favorable to Eddie Bauer than would be the case in an arrangement with an unrelated third party. There were 37 stores open in Japan as of January 3, 2004. As of January 3, 2004, Eddie Bauer has contributed $9,290 to the project and in 1994, received a $2,500 licensing fee for the use of its name. Eddie Bauer received $3,875 in royalty income on retail and direct sales during fiscal 2003, which is included in other revenue in the consolidated statement of operations. Eddie Bauer recorded income of $1,493 in fiscal 2003 for its equity share of the joint venture, which is included in selling, general and administrative expense in the consolidated statement of operations.

During 1995, Eddie Bauer formed a joint venture with Heinrich Heine GmbH and Sport-Scheck GmbH (both subsidiaries of Otto Versand) and entered into license agreements to sell Eddie Bauer products through retail stores and direct sales channels in Germany. The Company believes that the terms of the arrangement are no less favorable to Eddie Bauer than would be the case in an arrangement with an unrelated third party. There were 11 stores open in Germany as of January 3, 2004. As of January 3, 2004, Eddie Bauer has contributed $15,651 to the project and received $1,000 in licensing fees in 1995 for the use of its name. Eddie Bauer received $2,708 in royalty income on retail and direct sales during fiscal 2003, which is included in other revenue in the consolidated statement of operations. Eddie Bauer recorded approximately $112 of income for its equity share of the joint venture during fiscal 2003, which is included in selling, general and administrative expense in the consolidated statement of operations. This estimated cost may be adjusted in future periods based upon the outcome of ongoing discussions with the joint venture partner.

In fiscal 2001, the Company entered into a 60 percent joint venture investment with Hermes General Service USA, Inc. (“HGS”), an affiliated company of Otto, a related party, forming the limited liability company Spiegel-Hermes General Service, LLC (“SGS”). In January 2003, Spiegel-Hermes General Service, LLC formally changed its name to Spiegel General Service, LLC. The minority interest in in SGS is not considered material, and is included in accounts payable and accrued expenses. Related minority interest expense is included in selling, general and administrative expenses. Under the terms of the joint venture agreement, Hermes General Service USA, Inc. is obligated to make contributions for its share of the losses incurred by SGS during the initial five years of the agreement.

In 1993, Eddie Bauer entered into an agreement with Eddie Bauer International, Ltd. (EBI) (a subsidiary of Otto) whereby the latter acts as buying agent in Asia (EBI-Hong Kong) and in 1997 Eddie Bauer entered into an agreement with Eddie Bauer International (Americas), Inc. (EBI-Miami, a subsidiary of EBI). The buying agents contact suppliers, inspect goods and handle shipping documentation for Eddie Bauer. The Company believes that the terms of the arrangements are no less favorable to Eddie Bauer than would be the case in an arrangement with an unrelated third party. The Company paid $11,615 to EBI-Hong Kong for these services in fiscal 2003, which are included in selling, general and administrative expense in the consolidated statement of operations. The Company paid EBI-Miami $2,440 for these services in fiscal 2003, which are included in selling, general and administrative expense in the consolidated statement of operations.

In aggregate, other revenue attributable to related party transactions included in the consolidated statement of operations totaled $6,583 for the fiscal year ended 2003. Selling, general and administrative expenses attributable to related party transactions included in the consolidated statement of operations totaled $16,159 for the fiscal year ended 2003.

The Company is included in the consolidated federal income tax return of Spiegel Holdings, Inc. Pursuant to a tax reimbursement agreement with Spiegel Holdings, Inc., the Company records provisions for income tax expense as if it were a separate taxpayer.

The total balance included in liabilities subject to compromise includes approximately $160,544 with Otto-Spiegel Finance G.m.b.H. & Co. KG., approximately $15,000 with Spiegel Holdings, Inc. and approximately $32,935 with OIHK and with other Otto buying agents.

New Accounting Pronouncements

FASB Statement No. 149, Amendment of FASB Statement No. 133 on Derivative Instruments and Hedging Activities, was issued in April 2003 and is effective for all contracts entered into or modified after June 30, 2003. This statement provides clarity around the definitions of initial net investment and an underlying as well as discerns when a derivative contains a financing component. The adoption of this statement did not have a material impact to the Company.

FASB Statement No. 150, Accounting for Instruments with the Characteristics of Both Debt and Equity, was issued in May 2003. This statement provides guidance on the classification of certain types of financial instruments in the balance sheet and income statement. The adoption of this statement did not have a material impact to the Company.

FASB Interpretation No. 46, Consolidation of Variable-Interest Entities, was issued in January 2003 and is effective for the first interim or annual period ending after December 15, 2003. This interpretation establishes criteria under which it is appropriate for an investor to consolidate variable-interest entities. The adoption of this statement did not have a material impact to the Company.

FORWARD-LOOKING STATEMENTS

This report contains statements that are forward-looking within the meaning of applicable federal securities laws and are based upon the Company’s current expectations and assumptions. You should not place undue reliance on those statements because they speak only as of the date of this report. Forward-looking statements include information concerning the Company’s possible or assumed future financial condition or results of operations. These statements often include words such as “expect,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” or similar expressions. As you read and consider this report, you should understand that these statements are not guarantees of financial condition, performance or results. They involve risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual financial results and actual results could differ materially from the forward-looking statements. These factors include, but are not limited to, uncertainty regarding the Company’s ability to continue as a going concern; uncertainty regarding the Company’s ability to operate pursuant to the terms of the Debtor-In-Possession (DIP) Financing Facility; uncertainty regarding the Company’s ability to develop and consummate one or more plans of reorganization; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 case to a Chapter 7 case; the effect on the Company’s net sales and cash flow of its decision to stop accepting private-label credit cards at its merchant companies; the effects on the Company of the Pay-Out Events experienced by all of the Company’s securitization agreements that are backed by the Company’s credit card receivables; the ultimate effect on the Company of the pending investigation by the SEC; the uncertainty relating to the outcome of the liquidation of the credit card operations; the ability of the Company to maintain trade credit and contracts that are important to its operations; the financial strength and performance of the retail and direct marketing industry; changes in consumer spending patterns; risks associated with collections on the Company’s credit card portfolio; the success of merchandising, advertising, marketing and promotional campaigns; and various other factors beyond the Company’s control.

All future written and oral forward-looking statements made by the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for the Company’s ongoing obligations to disclose material information as required by the federal securities laws, the Company does not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPIEGEL, INC. (Registrant)

Dated: April 1, 2004	By:	/s/ James M. Brewster
James M. Brewster Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)